This Prospectus Supplement relates to an effective registration statement under the Securities Act of 1933, and is subject to completion or amendment. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 1995


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 10, 1995

                           $199,201,194 (Approximate)

               The CIT Group Securitization Corporation II, Seller
   Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates
                                  Series 1995-2
$        (Approximate)    % Class A-1       $       (Approximate)    % Class A-4
$        (Approximate)    % Class A-2       $       (Approximate)    % Class A-5
$        (Approximate)    % Class A-3       $       (Approximate)    % Class B

                (The CIT Group/Sales Financing, Inc., Servicer)

                                -----------------

The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1995-2, will represent interests in a trust (the "Trust") consisting of, among other things, a pool of manufactured housing installment sales contracts and installment loan agreements conveyed to the Trust by The CIT Group Securitization Corporation II (the "Company") on or prior to the date of issuance of the Certificates (the "Contracts"). The Company will purchase the Contracts from The CIT Group/Sales Financing, Inc. ("CITSF") concurrently with their conveyance to the Trust. In each case, the Contracts will be originated or acquired from dealers by CITSF and The CIT Group Consumer Finance, Inc. (NY), a wholly-owned subsidiary of The CIT Group Holdings, Inc. ("CIT"), in each case in the ordinary course of business. CITSF will act as Servicer of the Contracts (in such capacity, referred to herein as the "Servicer"). The term "Approximate", with respect to the aggregate principal amount of the Certificates, means subject to a permitted variance of plus or minus 5%.

The Certificates will consist of four classes of Senior Certificates (the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates) (collectively, the "Senior Certificates") and three classes of Subordinated Certificates (the Class A-5 Certificates, the Class B Certificates and the Class R Certificates) (collectively, the "Subordinated Certificates"). Only the Senior Certificates, the Class A-5 Certificates and the Class B Certificates are being offered hereby (collectively, the "Offered Certificates"). Principal and interest are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter) (a "Remittance Date") beginning on December 15, 1995. The Senior Certificates will evidence in the aggregate an initial % (approximate) undivided interest in the Trust, the Class A-5 Certificates will evidence in the aggregate an initial
   % (approximate) undivided interest in the Trust, the Class B Certificates will evidence an initial % (approximate) undivided interest in the Trust, and the Class R Certificates will evidence the residual interest in the Trust. The Trust will be created in November, 1995, pursuant to a Pooling and Servicing Agreement among the Company, CITSF and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Trust property will include all rights to payments received on each Contract on and after November 1, 1995, security interests in the Manufactured Homes securing the Contracts, mortgages, deeds of trust or similar instruments securing some of the Contracts, all rights under certain hazard insurance policies with respect to the Manufactured Homes, and rights to amounts in the Certificate Account referred to below. The obligations of the Servicer with respect to the Certificates are limited to its contractual servicing obligations. CITSF will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any representation or warranty that materially adversely affects the Trust's interest in a Contract, CITSF will be obligated to repurchase such Contract or substitute another contract therefor. (Continued on following page)

                                -----------------

A discussion of certain risk factors that should be considered by prospective purchasers of the securities offered hereby can be found on page S-26 herein and on page 10 in the Prospectus.

                                -----------------

THESE  SECURITIES HAVE NOT BEEN  APPROVED OR  DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                 Underwriting
                                 Price to       Discounts and        Proceeds to
                                 Public(1)       Commissions       Company(1)(2)
                                 ---------      -------------       -----------
Per Class A-1 Certificate ....           %                 %                  %
Per Class A-2 Certificate ....           %                 %                  %
Per Class A-3 Certificate ....           %                 %                  %
Per Class A-4 Certificate ....           %                 %                  %
Per Class A-5 Certificate ....           %                 %                  %
Per Class B Certificate ......           %                 %                  %
Total ........................   $              $                   $

                                -----------------

(1) Plus accrued interest, if any, at the applicable rate from November  , 1995.
(2) Before deducting expenses estimated to be $             .

                                -----------------

     The Offered Certificates are offered by the several Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates in book-entry form will be made through the
facilities of The  Depository  Trust Company on or about                ,  1995,
against payment in immediately available Funds.


CS First Boston                                             Morgan Stanley & Co.
                                                               Incorporated

         The date of this Prospectus Supplement is               ,1995.

(Continued from previous page)

     On each Remittance Date, the Certificateholders will be entitled to receive distributions, from and to the extent of funds available in the Certificate Account, in the amounts and priorities calculated as set forth herein. The rights of the Holders of the Subordinated Certificates to receive distributions with respect to the Contracts are subordinated to the rights of the Senior
Certificateholders,   the  rights  of  the  Holders  of  Class  B  and  Class  R
Certificates to receive distributions with respect to the Contracts are subordinated to the rights of the Senior Certificateholders and the Class A-5 Certificateholders, and the rights of the Holders of the Class R Certificates to receive distributions with respect to the Contracts are subordinated to the rights of the holders of the Offered Certificates, in each case as and to the extent described herein.

     The Class B Certificateholders will have the benefit of a limited guarantee (the "Limited Guarantee") of CIT to protect against losses that would otherwise be absorbed by the Class B Certificateholders. To the extent that funds in the Certificate Account available therefor are insufficient to distribute to the holders of the Class B Certificates the amounts to which the holders of the Class B Certificates are entitled, CIT will be obligated to pay the Guarantee Payment (as defined herein) provided that the amount of the Guarantee Payment in respect of principal of the Class B Certificates (including amounts in respect of the Principal Liquidation Loss Amount, as described herein) will not exceed the Guarantee Payment Limit (as defined herein). The Guarantee Payment Limit will reduce from time to time and will not reinstate. If the Guarantee Payment Limit is reduced to zero, no further Guarantee Payments will be made by CIT.

     An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, the Offered Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute "residual interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality, by the Underwriters or any of their affiliates or by the Company, the Servicer, CIT or any of their affiliates, except for the Limited Guarantee provided by CIT in favor of the Class B Certificateholders. Except with respect to the Guarantee Payments, payments will be made on such Certificates only from the funds in the Certificate Account available therefor as described herein. See "Risk Factors" herein and "Special Considerations" in the Prospectus.

     CS First Boston Corporation and Morgan Stanley & Co. Incorporated (the "Underwriters") intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop, or if it does develop, that it will continue.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus attached hereto; purchasers are urged to read both this Prospectus Supplement and the Prospectus attached hereto in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent, if any, that any statement in this Prospectus Supplement is inconsistent with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.


                                -----------------

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by CIT are incorporated by reference in this Prospectus Supplement:

          (a) CIT's Annual Report on Form 10-K for the year ended December 31, 1994 together with the report of KPMG Peat Marwick LLP, independent certified public accountants;

          (b) CIT's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

          (c) CIT's Current Reports on Form 8-K dated April 11, 1995, July 13, 1995 and October 12, 1995.

     All documents filed by CIT pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     CIT will provide without charge to each person to whom this Prospectus Supplement is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus Supplement other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:

                                               Corporate Secretary
                                               The CIT Group Holdings, Inc.
                                               1211 Avenue of the Americas
                                               New York, New York 10036
                                               (212) 536-1950

--------------------------------------------------------------------------------
                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary contained in the Prospectus for the location of certain defined terms used herein.

Securities Offered .................... The Class  A-1  Certificates,  the Class
                                            A-2  Certificates,   the  Class  A-3
                                            Certificates   and  the   Class  A-4
                                            Certificates   (collectively,    the
                                            "Senior  Certificates"),  the  Class
                                            A-5  Certificates  and  the  Class B
                                            Certificates  of  the   Manufactured
                                            Housing Contract  Senior/Subordinate
                                            Pass-Through  Certificates,   Series
                                            1995-2  (collectively,  the "Offered
                                            Certificates").   The   Certificates
                                            also    include    the    Class    R
                                            Certificates,  which  are not  being
                                            offered hereby. The Class A-5, Class
                                            B  and  Class  R  Certificates   may
                                            herein  collectively  be referred to
                                            as the "Subordinated Certificates".

Seller ................................ The CIT Group Securitization Corporation
                                            II (the "Company"),  a wholly-owned,
                                            limited  purpose  subsidiary  of The
                                            CIT Group  Holdings,  Inc.  ("CIT").
                                            Neither   CIT   nor   any   of   its
                                            affiliates,  including  the  Company
                                            and The CIT  Group/Sales  Financing,
                                            Inc.   ("CITSF"),   has  guaranteed,
                                            insured  or is  otherwise  obligated
                                            with  respect  to  the  Certificates
                                            except  for  the  Limited  Guarantee
                                            provided  by  CIT  in  favor  of the
                                            Class  B   Certificateholders   (the
                                            "Limited   Guarantee").   See  "Risk
                                            Factors"    herein   and    "Special
                                            Considerations" in the Prospectus.

Servicer .............................. The CIT  Group/Sales   Financing,   Inc.
                                            (the  "Servicer"),  a   wholly-owned
                                            subsidiary of CIT.

Trustee ............................... Harris  Trust  and  Savings   Bank  (the
                                            "Trustee").

Cut-off Date Pool Principal Balance ... $199,201,195 (Approximate.  Subject to a
                                            permitted  variance of plus or minus
                                            5%).

Original Class A-1 Principal Balance... $            (Approximate.  Subject to a
                                            permitted  variance of plus or minus
                                            5%).

Original Class A-2 Principal Balance... $            (Approximate.  Subject to a
                                            permitted  variance of plus or minus
                                            5%).

Original Class A-3 Principal Balance .. $            (Approximate.  Subject to a
                                            permitted  variance of plus or minus
                                            5%).

Original Class A-4 Principal Balance .. $            (Approximate.  Subject to a
                                            permitted  variance of plus or minus
                                            5%).

Original Class A-5 Principal Balance .. $            (Approximate.  Subject to a
                                            permitted  variance of plus or minus
                                            5%).

Original Class B Principal Balance .... $   (Approximate.  Subject to a
                                            permitted  variance of plus or minus
                                            5%).

Class A-1 Remittance Rate .............     % per  annum,  subject  to a maximum
                                            rate equal to the  weighted  average
                                            of the Net  Contract  Rates  of each
                                            Contract  (as defined  below) in the
                                            Contract Pool as of the first day of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            the related Due Period,  computed on
                                            the  basis  of  a  360-day  year  of
                                            twelve  30-day   months.   The  "Net
                                            Contract  Rate"  is the  contractual
                                            rate  of  interest  payable  under a
                                            Contract (the "Contract Rate"), less
                                            the Monthly  Servicing Fee allocable
                                            to  such   Contract   for  such  Due
                                            Period.  The weighted average of the
                                            Net Contract  Rates on the Contracts
                                            in  the  Contract  Pool  as  of  the
                                            Cut-off   Date   was   approximately
                                            9.17%.

Class A-2 Remittance Rate .............     % per  annum,  subject  to a maximum
                                            rate equal to the  weighted  average
                                            of the Net  Contract  Rates  of each
                                            Contract in the Contract  Pool as of
                                            the  first  day of the  related  Due
                                            Period,  computed  on the basis of a
                                            360-day   year  of   twelve   30-day
                                            months.


Class A-3 Remittance Rate .............     % per  annum,  subject  to a maximum
                                            rate equal to the  weighted  average
                                            of the Net  Contract  Rates  of each
                                            Contract in the Contract  Pool as of
                                            the  first  day of the  related  Due
                                            Period,  computed  on the basis of a
                                            360-day   year  of   twelve   30-day
                                            months.

Class A-4 Remittance Rate .............     % per  annum,  subject  to a maximum
                                            rate equal to the  weighted  average
                                            of the Net  Contract  Rates  of each
                                            Contract in the Contract  Pool as of
                                            the  first  day of the  related  Due
                                            Period,  computed  on the basis of a
                                            360-day   year  of   twelve   30-day
                                            months.

Class A-5 Remittance Rate .............     % per  annum,  subject  to a maximum
                                            rate equal to the  weighted  average
                                            of the Net  Contract  Rates  of each
                                            Contract in the Contract  Pool as of
                                            the  first  day of the  related  Due
                                            Period,  computed  on the basis of a
                                            360-day   year  of   twelve   30-day
                                            months.

Class B Remittance Rate ...............     % per  annum,  subject  to a maximum
                                            rate equal to the  weighted  average
                                            of the Net  Contract  Rates  of each
                                            Contract in the Contract  Pool as of
                                            the  first  day of the  related  Due
                                            Period,  computed  on the basis of a
                                            360-day   year  of   twelve   30-day
                                            months.

Interest Accrual Period ............... The period  for  which  interest  on the
                                            outstanding   Principal  Balance  of
                                            each Class of  Offered  Certificates
                                            is  payable  shall be the  one-month
                                            period    from   the   most   recent
                                            Remittance  Date on  which  interest
                                            has been paid to but  excluding  the
                                            following  Remittance  Date (or,  in
                                            the case of the  initial  Remittance
                                            Date,  from November __, 1995 to but
                                            excluding  such  initial  Remittance
                                            Date) (each,  an  "Interest  Accrual
                                            Period"). The "Principal Balance" of
                                            a Class  of  Certificates  as of any
                                            Remittance   Date  is  the  Original
                                            Principal  Balance  of such Class of
                                            Certificates    less   all   amounts
                                            previously distributed to such Class
                                            in respect of principal.

Remittance ............................ Date The 15th day of each calendar month
                                            (or,  if such day is not a  business
                                            day,  the next  succeeding  business
                                            day),  commencing  on  December  15,
                                            1995.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Record Date ........................... The last business day of the month prior
                                            to  the   month   of   the   related
                                            Remittance Date.

Cut-off Date .......................... November 1, 1995.

Closing Date .......................... November   , 1995.

Agreement ............................. The Pooling  and  Servicing   Agreement,
                                            dated as of  November  1,  1995 (the
                                            "Agreement"),   among  the  Company,
                                            CITSF, as Servicer, and the Trustee.

Description of Certificates ........... The Class  A-1  Certificates,  the Class
                                            A-2  Certificates,   the  Class  A-3
                                            Certificates   and  the   Class  A-4
                                            Certificates are Senior Certificates
                                            and the Class A-5 Certificates,  the
                                            Class B Certificates and the Class R
                                            Certificates     are    Subordinated
                                            Certificates,   all   as   described
                                            herein. The Class R Certificates are
                                            not  being   offered   hereby.   The
                                            undivided  percentage  interest (the
                                            "Percentage    Interest")   of   any
                                            Offered     Certificate    in    the
                                            distributions    on   the    Offered
                                            Certificates  of its  Class  will be
                                            equal  to  the  percentage  obtained
                                            from   dividing   the   denomination
                                            specified on such Certificate by the
                                            Original  Principal  Balance  of the
                                            Class  of  which  such   Certificate
                                            comprises   a  part.   The   Offered
                                            Certificates   will  be  offered  in
                                            book-entry form, in denominations of
                                            $1,000  and  integral  multiples  of
                                            $1,000   in  excess   thereof.   See
                                            "Registration    of   the    Offered
                                            Certificates".

Due Period ............................ For each  Remittance  Date, the calendar month  preceding  the  month of such
                                            Remittance Date.

Final Remittance Date ................. The final Remittance Date for each Class of the Certificates  will be the May
                                            2026  Remittance   Date.  The  final
                                            Remittance  Date has been determined
                                            by adding six months to the maturity
                                            date of the Contract with the latest
                                            stated maturity. Because the rate of
                                            distributions  in  reduction  of the
                                            Principal  Balances  of the  Offered
                                            Certificates will depend on the rate
                                            of  amortization  of  the  Contracts
                                            (including   amortization   due   to
                                            prepayments   and   defaults),   the
                                            actual  final  distribution  on  any
                                            Class of Offered  Certificates could
                                            occur  significantly   earlier  than
                                            such final Remittance Date. The rate
                                            of  payments on the  Contracts  will
                                            depend    on    their     particular
                                            characteristics,   as   well  as  on
                                            interest rates  prevailing from time
                                            to time and other economic  factors,
                                            and no assurance  can be given as to
                                            the   actual   payment   or  default
                                            experience  of  the  Contracts.  See
                                            "Yield        and         Prepayment
                                            Considerations" herein and "Maturity
                                            and  Prepayment  Considerations"  in
                                            the Prospectus.

Distributions .........................  On each Remittance Date,  distributions on the Offered  Certificates will be
                                            made first on  account  of  interest
                                            and then  principal in the following
                                            order  of  priority:  first  to  the
                                            Holders of Senior Certificates, then
                                            to  the   Holders   of   Class   A-5
                                            Certificates,   and   then   to  the
                                            Holders  of  Class B   Certificates,
                                            in  each    case   in  the   amounts
                                            and   according  to  the priorities,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            as  set  forth  in   subsections  A.
                                            through F. below.  See  "Description
                                            of the Certificates--Distributions".

                                         Distributions  will  be  made  on  each
                                            Remittance Date to Holders of record
                                            of the Certificates on the preceding
                                            Record  Date,  except that the final
                                            distribution   in   respect  of  the
                                            Offered  Certificates  will  only be
                                            made upon presentation and surrender
                                            of the Offered  Certificates  at the
                                            office  or agency  appointed  by the
                                            Trustee for that purpose in New York
                                            City.

                                         Following the Remittance  Date on which
                                            the Principal  Balance of a Class of
                                            Offered    Certificates   has   been
                                            reduced   to   zero,    no   further
                                            distributions  will  be  made to the
                                            Holders of such Class.

A.  Interest on Senior Certificates ...  Interest  accruing  during the  related
                                            Interest Accrual Period (computed on
                                            the  basis  of  a  360-day  year  of
                                            twelve  30-day  months) will be paid
                                            concurrently  on  each   outstanding
                                            Class of Senior Certificates on each
                                            Remittance  Date,  to the  extent of
                                            the   amount   of  funds   available
                                            (including any Monthly Advances) for
                                            distribution   in  the   Certificate
                                            Account (the "Amount  Available") on
                                            such   Remittance  Date  (i)  in  an
                                            amount equal to  one-twelfth  of the
                                            product  of  the   Remittance   Rate
                                            applicable  to  each  Class  and the
                                            Class A-1 Principal  Balance,  Class
                                            A-2  Principal  Balance,  Class  A-3
                                            Principal   Balance   or  Class  A-4
                                            Principal  Balance,  as the case may
                                            be, as of the  preceding  Remittance
                                            Date   (after   giving   effect   to
                                            distributions   of   principal   and
                                            interest   to  be   made   on   such
                                            Remittance Date) or (ii) in the case
                                            of the first  Remittance Date, in an
                                            amount  equal to  interest  accruing
                                            from   the   Closing   Date  to  but
                                            excluding the first Remittance Date,
                                            at the applicable  Remittance  Rate,
                                            on the Original  Class A-1 Principal
                                            Balance,   the  Original  Class  A-2
                                            Principal   Balance,   the  Original
                                            Class A-3  Principal  Balance or the
                                            Original    Class   A-4    Principal
                                            Balance, as appropriate.

                                         See "Description  of  the Certificates"
                                            for a  detailed  description  of the
                                            amounts    on    deposit    in   the
                                            Certificate    Account   that   will
                                            constitute  the Amount  Available on
                                            each  Remittance  Date.  The  Amount
                                            Available   will   include   amounts
                                            otherwise  payable therefrom on such
                                            Remittance  Date to  Holders  of the
                                            Class A-5 Certificates,  the Class B
                                            Certificates,     the     Class    R
                                            Certificates and to the Servicer for
                                            the Monthly  Servicing  Fee (as long
                                            as CITSF is the Servicer) and to CIT
                                            for  the  fee   payable  to  CIT  in
                                            consideration   for   providing  the
                                            Limited  Guarantee  described herein
                                            (the "Guarantee Fee").

                                         In the  event  that,  on  a  particular
                                            Remittance    Date,    the    Amount
                                            Available   (including  any  Monthly
                                            Advances) in the Certificate Account
                                            is  not  sufficient  to  make a full
                                            distribution   of  interest  to  the
                                            Holders  of the  outstanding  Senior
                                            Certificates,   the  amount  of  the
                                            shortfall    will   be     allocated
                                            among   the    outstanding   Classes
                                            of  Senior   Certificates  pro  rata

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            based  on the  aggregate  amount  of
                                            interest due on each such Class. The
                                            portion of the  shortfall  allocated
                                            to each such  Class  will be carried
                                            forward  and added to the amount the
                                            Holders   of  such   Class  will  be
                                            entitled  to receive  (to the extent
                                            of funds  available  for the payment
                                            thereof) on the next Remittance Date
                                            and every Remittance Date thereafter
                                            until  paid.   Any  such  amount  so
                                            carried  forward will bear  interest
                                            at the applicable  Remittance  Rate,
                                            to the extent  legally  permissible.
                                            See      "Description     of     the
                                            Certificates".

B. Principal on Senior Certificates ...  Commencing  on  the  first   Remittance
                                            Date  and   on    each    Remittance
                                            Date        thereafter,       Senior
                                            Certificateholders  will be entitled
                                            to receive as payments of principal,
                                            to  the   extent   of   the   Amount
                                            Available   after   payment  of  all
                                            interest  payable  on each  Class of
                                            Senior   Certificates,   the  Senior
                                            Percentage of the Formula  Principal
                                            Distribution Amount.

                                         The "Formula   Principal   Distribution
                                            Amount"  is  equal to the sum of (i)
                                            all payments of  principal  received
                                            in  respect   of  each   outstanding
                                            Contract  during  such  Due  Period,
                                            (ii) the Stated Principal Balance of
                                            each  Contract  which,   during  the
                                            related Due Period, was purchased by
                                            CITSF  pursuant to the  Agreement on
                                            account of certain  breaches  of its
                                            representations    and   warranties,
                                            (iii)    all    partial    principal
                                            prepayments    applied    and    all
                                            principal    prepayments   in   full
                                            received  during  such  Due  Period,
                                            (iv) the Stated Principal Balance of
                                            each    Contract   that   became   a
                                            Liquidated  Contract during such Due
                                            Period,  (v) the aggregate amount of
                                            Cram Down Losses (as defined  below)
                                            during such Due Period, and (vi) any
                                            Formula    Principal    Distribution
                                            Amount for any prior Remittance Date
                                            which was not distributed on a prior
                                            Remittance Date.

                                         The "Stated  Principal  Balance"  of  a
                                            Contract as of any  Remittance  Date
                                            is its unpaid  principal  balance at
                                            the end of the  related  Due Period.
                                            The "Due Date" for a Contract is its
                                            scheduled  payment  date.  The "Pool
                                            Stated  Principal  Balance"  is  the
                                            aggregate  of the  Stated  Principal
                                            Balances     of    all     Contracts
                                            outstanding  at  the  end  of a  Due
                                            Period.  The Pool  Stated  Principal
                                            Balance   excludes  any   Liquidated
                                            Contract and Contracts  purchased by
                                            CITSF pursuant to the  Agreement.  A
                                            "Liquidated Contract" is a defaulted
                                            Contract  as to  which  all  amounts
                                            that the Servicer expects to recover
                                            through the date of  disposition  of
                                            the  Manufactured  Home and the real
                                            estate,   if  any,   securing   such
                                            Contract have been recovered.

                                         The Senior  Percentage  will equal 100%
                                            for any Remittance Date prior to the
                                            Class  A-5   Cross-over   Date   (as
                                            defined   below),   and    for   any
                                            Remittance  Date  on  or  after  the
                                            Class A-5  Cross-over  Date on which
                                            any Class A-5 Principal Distribution
                                            Test  (as   defined  below)  has not
                                            been   satisfied    (or,    if   the
                                            Class  A-5 Certificate  Balance  has
                                            been  reduced   to  zero,    if  any
                                            Class  B   Principal    Distribution
                                            Test   has   not   been    satisfied

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                                            on such  Remittance  Date).  On each
                                            Remittance  Date  on  or  after  the
                                            Class A-5  Cross-over  Date, if each
                                            Class  A-5  Principal   Distribution
                                            Test  has  been  satisfied  on  such
                                            Remittance  Date  (or,  if the Class
                                            A-5  Certificate  Balance  has  been
                                            reduced  to  zero,  if each  Class B
                                            Principal Distribution Test has been
                                            satisfied on such Remittance  Date),
                                            the Senior  Percentage  will equal a
                                            fraction, expressed as a percentage,
                                            the numerator of which is the sum of
                                            the Class A-1 Principal Balance, the
                                            Class  A-2  Principal  Balance,  the
                                            Class A-3 Principal  Balance and the
                                            Class A-4 Principal Balance for such
                                            Remittance  Date and the denominator
                                            of   which   is  the   Pool   Stated
                                            Principal     Balance     for    the
                                            immediately   preceding   Remittance
                                            Date.

                                         The Senior Percentage  of  the  Formula
                                            Principal  Distribution  Amount will
                                            be distributed  sequentially (to the
                                            extent of the Amount Available after
                                            payment  of  interest  on the Senior
                                            Certificates),  first,  to the Class
                                            A-1  Certificateholders   until  the
                                            Class A-1 Principal Balance has been
                                            reduced  to zero,  then to the Class
                                            A-2  Certificateholders   until  the
                                            Class A-2 Principal Balance has been
                                            reduced  to zero,  then to the Class
                                            A-3  Certificateholders   until  the
                                            Class A-3 Principal Balance has been
                                            reduced  to  zero  and  then  to the
                                            Class A-4  Certificateholders  until
                                            the Class A-4 Principal  Balance has
                                            been reduced to zero (the "Class A-4
                                            Cross-over Date").

                                         If, on any Remittance Date prior to the
                                            Class A-4 Cross-over  Date, the Pool
                                            Stated  Principal   Balance  at  the
                                            close of business on the last day of
                                            the related Due Period would be less
                                            than  the  sum  of  the   Class  A-1
                                            Principal  Balance,  the  Class  A-2
                                            Principal  Balance,  the  Class  A-3
                                            Principal  Balance and the Class A-4
                                            Principal Balance on such Remittance
                                            Date   after   giving    effect   to
                                            distributions  of  principal  to  be
                                            made  on  such  date  (the   "Senior
                                            Principal Balance"), then the Amount
                                            Available       remaining      after
                                            distribution   of  interest  on  the
                                            Senior    Certificates    will    be
                                            distributed to the Classes of Senior
                                            Certificates  on a pro rata basis as
                                            a   distribution   of   the   Senior
                                            Percentage of the Formula  Principal
                                            Distribution  Amount, and the amount
                                            of the  shortfall  will be allocated
                                            pro  rata   among  the   outstanding
                                            Classes   of  Senior   Certificates,
                                            based    upon    their    respective
                                            outstanding  Principal Balances.  On
                                            any  Remittance  Date on which there
                                            exists any previously  undistributed
                                            shortfalls in the Senior  Percentage
                                            of     the     Formula     Principal
                                            Distribution Amounts which have been
                                            allocated   among  the   outstanding
                                            Classes of Senior Certificates,  the
                                            aggregate  amount of such shortfalls
                                            will be distributed to the extent of
                                            the Amount Available remaining after
                                            distribution   of  interest  on  the
                                            Senior Certificates, pro rata, among
                                            such Classes of Senior  Certificates
                                            based    upon    their    respective
                                            unreimbursed    shortfalls.     Such
                                            distributions    in    respect    of
                                            previously allocated shortfalls with
                                            respect to the Senior  Percentage of
                                            the Formula  Principal  Distribution
                                            Amounts   will   be  made  prior  to
                                            any    distribution    being    made

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                                            on a Remittance Date to the Class of
                                            Senior Certificates then entitled to
                                            receive the Senior Percentage of the
                                            Formula    Principal    Distribution
                                            Amount.

C.  Interest on Class A-5 Certificates.. Following  the  payment  to the  Senior
                                            Certificateholders  of  all  amounts
                                            described   under  "A.  Interest  on
                                            Senior    Certificates"    and   "B.
                                            Principal  on  Senior  Certificates"
                                            above,  interest accruing during the
                                            related   Interest   Accrual  Period
                                            (computed  on the basis of a 360-day
                                            year of twelve  30-day  months) will
                                            be   paid   to   the    Class    A-5
                                            Certificateholders      on      each
                                            Remittance  Date,  to the  extent of
                                            the  remaining  Amount  Available on
                                            such   Remittance  Date  (i)  in  an
                                            amount equal to  one-twelfth  of the
                                            product of the Class A-5  Remittance
                                            Rate  and the  Class  A-5  Principal
                                            Balance,   as   of   the   preceding
                                            Remittance Date (after giving effect
                                            to  distributions  of principal  and
                                            interest   to  be   made   on   such
                                            Remittance Date) or (ii) in the case
                                            of the first  Remittance Date, in an
                                            amount  equal to  interest  accruing
                                            from   the   Closing   Date  to  but
                                            excluding the first Remittance Date,
                                            at the Class A-5 Remittance Rate, on
                                            the  Original  Class  A-5  Principal
                                            Balance.

                                         In the  event  that,  on  a  particular
                                            Remittance    Date,    the    Amount
                                            Available  after payment of interest
                                            and    principal   on   the   Senior
                                            Certificates  is not  sufficient  to
                                            make a full distribution of interest
                                            to the Class A-5 Certificateholders,
                                            (i) the Trustee  will  withdraw  the
                                            amount of such  deficiency  from the
                                            Certificate   Account   (as  defined
                                            below) from the funds, if any, which
                                            would  otherwise  constitute part of
                                            the   Amount   Available   for   the
                                            following  Remittance Date, and (ii)
                                            the   amount   of   any    remaining
                                            deficiency  will be carried  forward
                                            as an  amount  that  the  Class  A-5
                                            Certificateholders  are  entitled to
                                            receive  (to  the  extent  of  funds
                                            available  for the payment  thereof)
                                            on  the  next  Remittance  Date  and
                                            every   Remittance  Date  thereafter
                                            until  paid.  Any  amount so carried
                                            forward  will bear  interest  at the
                                            Class A-5  Remittance  Rate,  to the
                                            extent  legally   permissible.   See
                                            "Description  of the  Certificates".

D. Principal on Class A-5 Certificates.. Payments of  principal on the Class A-5
                                            Certificates will not commence until
                                            the   Class  A-5   Cross-over   Date
                                            (unless  the  Class  A-4   Principal
                                            Balance  has been  reduced to zero),
                                            and will be made on that  Remittance
                                            Date   and  each   Remittance   Date
                                            thereafter  only if each  Class  A-5
                                            Principal   Distribution   Test   is
                                            satisfied  on such  Remittance  Date
                                            (unless  the  Class  A-4   Principal
                                            Balance  has been  reduced to zero).
                                            The "Class A-5 Cross-over Date" will
                                            be the  later of (i) the  Remittance
                                            Date occurring in June 2000 and (ii)
                                            the  Remittance  Date on  which  the
                                            ratio of the  principal  balance  of
                                            the Senior  Certificates to the Pool
                                            Stated  Principal  Balance (each, as
                                            of   the    immediately    preceding
                                            Remittance   Date)   is  less   than
                                            66.75%.   The  Class  A-5  Principal
                                            Distribution     Tests    on    each
                                            Remittance Date relate to losses and
                                            delinquencies on the Contracts,  and
                                            are described under  "Description of
                                            the Certificates--Principal on Class
                                            A-5 Certificates".

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                                         On each Remittance Date on or after the
                                            Class A-5  Cross-over  Date on which
                                            each     Class     A-5     Principal
                                            Distribution     Test    has    been
                                            satisfied,  the Class A-5 Percentage
                                            of     the     Formula     Principal
                                            Distribution  Amount will be paid to
                                            the Class A-5  Certificateholders to
                                            the extent of the  Amount  Available
                                            after  payment  of  interest  on the
                                            Class  A-5  Certificates  until  the
                                            Class A-5 Principal Balance has been
                                            reduced to zero.

                                         The  Class  A-5  Percentage   for   any
                                            Remittance  Date  on  or  after  the
                                            Class A-5  Cross-over  Date on which
                                            each     Class     A-5     Principal
                                            Distribution Test has been satisfied
                                            will  be  equal  to 100%  minus  the
                                            Senior  Percentage.  The  Class  A-5
                                            Percentage for each Remittance Date,
                                            if  any,   after   the   Class   A-1
                                            Principal  Balance,  the  Class  A-2
                                            Principal  Balance,  the  Class  A-3
                                            Principal  Balance and the Class A-4
                                            Principal  Balance,  have  each been
                                            reduced  to zero  will be  equal  to
                                            100%.

E.  Interest on Class B Certificates ..  Following (i) the payment to the Senior
                                            Certificateholders  of  all  amounts
                                            described   under  "A.  Interest  on
                                            Senior    Certificates"    and   "B.
                                            Principal  on  Senior  Certificates"
                                            above,  and (ii) the  payment to the
                                            Class A-5  Certificateholders of all
                                            amounts described under "C. Interest
                                            on Class A-5  Certificates"  and "D.
                                            Principal on Class A-5 Certificates"
                                            above,  interest accruing during the
                                            related   Interest   Accrual  Period
                                            (computed  on the basis of a 360-day
                                            year of twelve 30-day months),  will
                                            be    paid    to   the    Class    B
                                            Certificateholders      on      each
                                            Remittance  Date,  to the  extent of
                                            the remaining  Amount  Available and
                                            the   Guarantee   Payment,   if  any
                                            (unless the Guarantee  Payment Limit
                                            has been reduced to zero), (i) in an
                                            amount equal to  one-twelfth  of the
                                            product  of the  Class B  Remittance
                                            Rate  and  the  Class  B   Principal
                                            Balance,   as   of   the   preceding
                                            Remittance Date (after giving effect
                                            to  distributions  of principal  and
                                            interest   to  be   made   on   such
                                            Remittance Date) or (ii) in the case
                                            of the first  Remittance Date, in an
                                            amount  equal to  interest  accruing
                                            from   the   Closing   Date  to  but
                                            excluding the first Remittance Date,
                                            at the Class B Remittance  Rate,  on
                                            the   Original   Class  B  Principal
                                            Balance.

                                         In the  event  that,  on  a  particular
                                            Remittance    Date,    the    Amount
                                            Available  after payment of interest
                                            and    principal   on   the   Senior
                                            Certificates   and  the   Class  A-5
                                            Certificates  is not  sufficient  to
                                            make a full distribution of interest
                                            to the  Class B  Certificateholders,
                                            (i) CIT will be  required to pay the
                                            amount of such deficiency  under the
                                            Limited    Guarantee   (unless   the
                                            Guarantee  Payment  Limit  has  been
                                            reduced  to  zero),   and  (ii)  the
                                            amount of any  remaining  deficiency
                                            will be carried forward as an amount
                                            that the Class B  Certificateholders
                                            are  entitled  to  receive  (to  the
                                            extent  of funds  available  for the
                                            payment   thereof)   on   the   next
                                            Remittance Date and every Remittance
                                            Date  thereafter   until  paid.  Any
                                            amount so carried  forward will bear
                                            interest  at the Class B  Remittance
                                            Rate,   to   the   extent    legally
                                            permissible. See "Description of the
                                            Certificates".

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F.  Principal on Class B Certificates..  Payments of  principal  on the  Class B
                                            Certificates, except payments of the
                                            Principal  Liquidation  Loss  Amount
                                            (as   described    below), will  not
                                            commence until the  Remittance  Date
                                            on which  the  Class  A-5  Principal
                                            Balance  has  been  reduced  to zero
                                            (the "Class B Cross-over Date").

                                         On each Remittance Date on or after the
                                            Class B  Cross-over  Date  on  which
                                            each Class B Principal  Distribution
                                            Test is  satisfied  (or on which the
                                            Class A-4 Principal Balance has been
                                            reduced   to  zero),   the  Class  B
                                            Percentage of the Formula  Principal
                                            Distribution  Amount will be paid to
                                            the  Class B  Certificateholders  to
                                            the extent of the  Amount  Available
                                            (after  payment of  interest  on the
                                            Class   B   Certificates)   and  the
                                            Guarantee  Payment  Limit  until the
                                            Class B  Principal  Balance has been
                                            reduced to zero.

                                         The Class  B    Percentage    for   any
                                            Remittance  Date  on  or  after  the
                                            Class B  Cross-over  Date  on  which
                                            each Class B Principal  Distribution
                                            Test  has  been  satisfied  will  be
                                            equal  to  100%   minus  the  Senior
                                            Percentage.  The Class B  Percentage
                                            for each  Remittance  Date,  if any,
                                            after  the   Class   A-1   Principal
                                            Balance,    Class   A-2    Principal
                                            Balance,    Class   A-3    Principal
                                            Balance,  the  Class  A-4  Principal
                                            Balance and the Class A-5  Principal
                                            Balance  have each been  reduced  to
                                            zero  will be  equal  to  100%.  The
                                            Class B Principal Distribution Tests
                                            on each  Remittance  Date  relate to
                                            losses  and   delinquencies  on  the
                                            Contracts,  and are described  under
                                            "Description          of         the
                                            Certificates--Principal  on  Class B
                                            Certificates".

                                         The Class B Certificateholders  will be
                                            entitled   to   receive  a  payment,
                                            pursuant to the  Limited  Guarantee,
                                            in  the  amount  of  the   Principal
                                            Liquidation Loss Amount (if any) for
                                            each  Remittance  Date  prior to the
                                            Class B  Cross-over  Date  and  each
                                            Remittance  Date  on and  after  the
                                            Class B Cross-over Date on which any
                                            Class B Principal  Distribution Test
                                            has   not   been   satisfied.    The
                                            "Principal  Liquidation Loss Amount"
                                            for any  Remittance  Date will equal
                                            the amount, if any, by which the sum
                                            of the Senior Principal  Balance (as
                                            defined   herein),   the  Class  A-5
                                            Principal  Balance  and the  Class B
                                            Principal     Balance    for    such
                                            Remittance Date (after giving effect
                                            to all distributions of principal on
                                            such   Remittance   Date   and   all
                                            distributions  of principal  made or
                                            required  to be  made  on any  prior
                                            Remittance  Date)  exceeds  the Pool
                                            Stated  Principal   Balance  at  the
                                            close of business on the last day of
                                            the   related   Due   Period.    The
                                            Principal  Liquidation  Loss  Amount
                                            represents future principal payments
                                            on the  Contracts  that,  because of
                                            the  subordination  of the  Class  B
                                            Certificates and liquidation  losses
                                            on the  Contracts,  will not be paid
                                            to the Class B Certificateholders.

Subordination of the Subordinated
  Certificates ........................  The rights   of    Holders    of    the
                                            Subordinated Certificates to receive
                                            distributions  with  respect  to the
                                            Contracts   in  the  Trust  will  be
                                            subordinated,    to    the    extent
                                            described     herein,   to      such
                                            rights  of    the     Holders     of
                                            the    Senior    Certificates.  This

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                                            subordination is intended to enhance
                                            the likelihood of regular receipt by
                                            the    Holders    of   the    Senior
                                            Certificates  of the full  amount of
                                            principal  and  interest  which they
                                            are   entitled  to  receive  on  any
                                            Remittance  Date and to afford  such
                                            Holders protection against losses on
                                            Liquidated Contracts.

                                         The protection afforded  to the Holders
                                            of Senior  Certificates  by means of
                                            the     subordination     of     the
                                            Subordinated  Certificates  will  be
                                            accomplished  by  the   preferential
                                            right       of      the       Senior
                                            Certificateholders to receive, prior
                                            to any distribution  being made on a
                                            Remittance  Date in  respect  of the
                                            Subordinated    Certificates,    the
                                            amounts of  principal  and  interest
                                            due to them on each  Remittance Date
                                            out of the Amount  Available on such
                                            date and, if necessary, by the right
                                            of such Senior Certificateholders to
                                            receive  future   distributions   of
                                            Amounts    Available    that   would
                                            otherwise  be payable to the Holders
                                            of  the  Subordinated  Certificates.
                                            See   "Risk   Factors--1.   General"
                                            herein.

                                         In addition,  the  rights of Holders of
                                            the  Class  B  Certificates  and the
                                            Class  R  Certificates   to  receive
                                            distributions  with  respect  to the
                                            Contracts   in  the  Trust  will  be
                                            subordinated,    to    the    extent
                                            described  herein, to such rights of
                                            the   Holders   of  the   Class  A-5
                                            Certificates.  This subordination is
                                            intended to enhance  the  likelihood
                                            of regular receipt by the Holders of
                                            the  Class A-5  Certificates  of the
                                            full   amount   of   principal   and
                                            interest  which they are entitled to
                                            receive on any  Remittance  Date and
                                            to afford  such  Holders  protection
                                            against    losses   on    Liquidated
                                            Contracts.

                                         The protection afforded  to the Holders
                                            of the  Class  A-5  Certificates  by
                                            means  of the  subordination  of the
                                            Class  B and  Class  R  Certificates
                                            will   be    accomplished   by   the
                                            preferential  right of the Class A-5
                                            Certificateholders to receive, prior
                                            to any distribution  being made on a
                                            Remittance  Date in  respect  of the
                                            Class  B  Certificates  and  Class R
                                            Certificates,    the    amounts   of
                                            principal  and  interest due them on
                                            each  Remittance  Date  out  of  the
                                            Amount  Available  on such date and,
                                            if  necessary,  by the right of such
                                            Class  A-5   Certificateholders   to
                                            receive  future   distributions   of
                                            Amounts    Available    that   would
                                            otherwise  be payable to the Holders
                                            of  the   Class   B  and   Class   R
                                            Certificates.     The     Class    B
                                            Certificateholders  may incur losses
                                            on their  investment  in the Class B
                                            Certificates  if CIT fails to make a
                                            Guarantee   Payment,   or   if   the
                                            Guarantee  Payment  Limit  has  been
                                            reduced to zero,  to the extent such
                                            losses  are not made up from  future
                                            payments on the Contracts. See "Risk
                                            Factors--1. General" herein.

                                         The rights of  the   Holders   of   the
                                            Class R  Certificates   to   receive
                                            distributions  with  respect  to the
                                            Contracts  on each  Remittance  Date
                                            will   be    subordinated   to   the
                                            rights of   the    Holders  of   the

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                                            Offered      Certificates.       See
                                            "Description          of         the
                                            Certificates--Subordination  of  the
                                            Subordinated Certificates".

Guarantee Payments to Class B
  Certificateholders under the
  Limited Guarantee of CIT ............  In order to mitigate  the effect of the
                                            subordination   of   the   Class   B
                                            Certificates,     the     Class    B
                                            Certificateholders  are  entitled to
                                            receive on each  Remittance Date the
                                            Guarantee Payment, if any, under the
                                            Limited  Guarantee  of CIT.  On each
                                            Remittance Date prior to the Class B
                                            Cross-over  Date and each Remittance
                                            Date  on  and   after  the  Class  B
                                            Cross-over Date on which any Class B
                                            Principal  Distributution  Test  has
                                            not been  satisfied,  the "Guarantee
                                            Payment"  will equal the amount,  if
                                            any, by which (a) the sum of (x) the
                                            amount of  interest  payable  to the
                                            Class B Certificateholders  for such
                                            Remittance   Date,   and   (y)   the
                                            Principal  Liquidation  Loss Amount,
                                            if any,  for such  Remittance  Rate,
                                            exceeds  (b)  the  Amount  Available
                                            remaining  for  distribution  to the
                                            Class  B  Certificateholders   after
                                            distributions    of   interest   and
                                            principal  have  been  paid  to  the
                                            holders of the  Senior  Certificates
                                            and the  Class A-5  Certificates  on
                                            such   Remittance   Date.   On  each
                                            Remittance  Date  on and  after  the
                                            Class B  Cross-over  Date  on  which
                                            each Class B Principal  Distribution
                                            Test   has   been   satisfied,   the
                                            "Guarantee  Payment"  will equal the
                                            amount, if any, by which (a) the sum
                                            of  the  amount  of   interest   and
                                            principal  payable  to the  Class  B
                                            Certificateholders  on a  Remittance
                                            Date    exceeds   (b)   the   Amount
                                            Available       remaining      after
                                            distributions    of   interest   and
                                            principal, if any, have been paid to
                                            the    holders    of   the    Senior
                                            Certificates   on  such   Remittance
                                            Date.  In no event  shall the amount
                                            payable on any Remittance Date under
                                            the Limited  Guarantee in respect of
                                            the   principal   on  the   Class  B
                                            Certificates  exceed  the  Guarantee
                                            Payment  Limit  in  effect  on  such
                                            Remittance Date.

                                         The aggregate   amount   of   Guarantee
                                            Payments   made  under  the  Limited
                                            Guarantee    in   respect   of   the
                                            principal    on    the    Class    B
                                            Certificates   (including  Guarantee
                                            Payments in respect of the Principal
                                            Liquidation  Loss  Amount)  will not
                                            exceed   $5,976,036   (the  "Initial
                                            Guarantee   Payment   Limit").   The
                                            "Guarantee Payment Limit" will equal
                                            the   lesser  of  (i)  the   Initial
                                            Guarantee  Payment  Limit reduced by
                                            the   aggregate    amount   of   all
                                            Guarantee  Payments  made  under the
                                            Limited   Guarantee  in  respect  of
                                            principal    (including    Guarantee
                                            Payments in respect of the Principal
                                            Liquidation  Loss Amount),  and (ii)
                                            the Guarantee  Formula Amount.  Once
                                            the Guarantee Payment Limit has been
                                            reduced, it will not be reinstated.

                                         At any time that the Guarantee  Payment
                                            Limit has been  reduced to zero,  no
                                            further  Guarantee  Payments will be
                                            made  in  respect  of  principal  or
                                            interest     on    the    Class    B
                                            Certificates, and the holders of the
                                            Class B  Certificates  will bear the
                                            risk of all  liquidation  losses  on
                                            the  defaulted   Contracts  and  may
                                            suffer a loss.

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                                         The "Guarantee  Formula Amount" will be
                                            equal, on each  Remittance  Date, to
                                            the  greater  of (i) 3% of the  Pool
                                            Stated  Principal  Balance as of the
                                            last  day of the Due  Period  ending
                                            immediately  before  the  Remittance
                                            Date  and  (ii)  the  lesser  of (a)
                                            $996,006   and  (b)   the   Class  B
                                            Principal   Balance   as   of   such
                                            Remittance   Date   (before   giving
                                            effect to any  distributions on such
                                            Remittance Date). Once the Guarantee
                                            Formula Amount has been reduced,  it
                                            will not be reinstated.

                                         The Limited  Guarantee   will   be   an
                                            unsecured general  obligation of CIT
                                            and  will  not be  supported  by any
                                            collateral,   letter  of  credit  or
                                            other       credit       enhancement
                                            arrangement.   As  compensation  for
                                            providing the Limited Guarantee, CIT
                                            will  be   entitled   to  receive  a
                                            Guarantee Fee (the "Guarantee  Fee")
                                            on each  Remittance  Date  equal  to
                                            one-twelfth  of the product of 0.25%
                                            and   the   aggregate    outstanding
                                            principal  balance of the  Contracts
                                            as of  the  end of  the  second  Due
                                            Period   preceding  such  Remittance
                                            Date  (or,  in the case of the first
                                            Remittance  Date, the Cut-off Date).
                                            The right of CIT to receive  payment
                                            of the Guarantee Fee on a Remittance
                                            Date  will  be  subordinated  to the
                                            rights of the  Certificateholders to
                                            receive  payments  of  interest  and
                                            principal on such Remittance Date to
                                            the extent described herein.

Alternate Credit Enhancement ..........  In the  event  that,  at the  Company's option, Alternate Credit Enhancement
                                            (as defined herein) is provided and,
                                            upon  prior  written  notice  to the
                                            Rating  Agencies (as defined herein)
                                            such  Rating   Agencies  shall  have
                                            notified the  Company,  the Servicer
                                            and  the  Trust  in   writing   that
                                            substitution   of   such   Alternate
                                            Credit  Enhancement  for the Limited
                                            Guarantee  will  not  result  in the
                                            downgrade or  withdrawal of the then
                                            current  rating  of any class of the
                                            Certificates,  and upon the delivery
                                            by the  Company to the Trustee of an
                                            opinion of  counsel,  acceptable  to
                                            the Trustee,  that such action would
                                            not  cause  the  Trust  to  fail  to
                                            qualify  as  a  REMIC,  the  Limited
                                            Guarantee   shall  be  released  and
                                            shall   terminate.   The   Alternate
                                            Credit  Enhancement  may  consist of
                                            cash or securities  deposited by CIT
                                            or any other  Person in a segregated
                                            escrow,  trust or collateral account
                                            (an "Alternate Credit Enhancement").
                                            On  each   Remittance   Date   after
                                            delivery  of  the  Alternate  Credit
                                            Enhancement, an amount, equal to the
                                            lesser  of the  amount  which  would
                                            have been payable  under the Limited
                                            Guarantee  and the amount on deposit
                                            in   such    account,    shall    be
                                            transferred from such account to the
                                            Certificate Account to make payments
                                            to the  Class B  Certificateholders.
                                            CIT  shall  have  no  obligation  to
                                            replenish  the funds on  deposit  in
                                            any such account once they have been
                                            exhausted.

Losses on Liquidated Contracts ........  As described above, the distribution of
                                            principal    to      the     Holders
                                            of    the    Offered    Certificates
                                            is    intended    to   include   the
                                            Stated  Principal  Balance  of  each
                                            Contract  that  became  a Liquidated

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                                      S-15

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                                            Contract   during   the  Due  Period
                                            preceding  the  Remittance  Date. If
                                            the Net  Liquidation  Proceeds  from
                                            such  Liquidated  Contract  are less
                                            than the Stated Principal Balance of
                                            such   Liquidated   Contract,    the
                                            deficiency   will,  in  effect,   be
                                            absorbed     by    the    Class    R
                                            Certificateholders,  then CIT to the
                                            extent of the  Guarantee  Fee,  then
                                            the  Servicer  to the  extent of the
                                            Monthly  Servicing  Fee (so  long as
                                            CITSF  is the  Servicer),  then  the
                                            Class B Certificateholders  and then
                                            the  Class  A-5  Certificateholders,
                                            since  a  portion   of  the   Amount
                                            Available  equal to such  deficiency
                                            and otherwise  distributable to them
                                            will   be   paid   to   the   Senior
                                            Certificateholders.

                                         If the   Amount    Available   is   not
                                            sufficient   to  cover  the   entire
                                            amount  distributable to the holders
                                            of  the  Senior  Certificates  on  a
                                            particular Remittance Date, then the
                                            Senior    Percentage    on    future
                                            Remittance  Dates will be  increased
                                            and the Class A-5  Percentage or the
                                            Class B Percentage,  as appropriate,
                                            will be reduced on future Remittance
                                            Dates   as   a   result    of   such
                                            deficiency.  If the Amount Available
                                            is  sufficient  to cover the  entire
                                            amount  distributable  to the Senior
                                            Certificateholders  on a  particular
                                            Remittance    Date    but   is   not
                                            sufficient   to  cover  the   entire
                                            amount  distributable  to the  Class
                                            A-5  Certificateholders,  the amount
                                            of the  deficiency  will be  carried
                                            forward as an amount  that the Class
                                            A-5  Certificateholders are entitled
                                            to  receive  on the next  Remittance
                                            Date. Any amount so carried  forward
                                            will,   to   the   extent    legally
                                            permissible,  bear  interest  at the
                                            Class A-5 Remittance Rate.

                                         But for the  effect  of  the   payments
                                            under  the  Limited  Guarantee,  the
                                            subordination   of   the   Class   R
                                            Certificates,  the Guarantee Fee and
                                            the Monthly  Servicing  Fee (as long
                                            as CITSF is the Servicer) and future
                                            collections  on the  Contracts,  the
                                            Class  B  Certificateholders   would
                                            absorb all losses on each Liquidated
                                            Contract  in the amount by which its
                                            Net  Liquidation  Proceeds  are less
                                            than its  unpaid  principal  balance
                                            plus  accrued  and  unpaid  interest
                                            thereon.  See  "Description  of  the
                                            Certificates--Subordination  of  the
                                            Subordinated    Certificates"    and
                                            "Yield        and         Prepayment
                                            Considerations".

                                         But for the effect of the subordination
                                            of the  Class  B  Certificates,  the
                                            Class R Certificates,  the Guarantee
                                            Fee and the  Monthly  Servicing  Fee
                                            (as long as  CITSF is the  Servicer)
                                            and   future   collections   on  the
                                            Contracts,     the     Class     A-5
                                            Certificateholders  would absorb all
                                            losses on each  Liquidated  Contract
                                            in  the  amount  by  which  its  Net
                                            Liquidation  Proceeds  are less than
                                            its unpaid  principal  balance  plus
                                            accrued and unpaid interest thereon.
                                            See      "Description     of     the
                                            Certificates--Subordination  of  the
                                            Subordinated    Certificates"    and
                                            "Yield        and         Prepayment
                                            Considerations".

                                        If further  liquidation  losses  were to
                                            continue to decrease the Pool Stated
                                            Principal  Balance (which is reduced
                                            by all  collections of  principal on

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                                            the   Contracts   and   the   Stated
                                            Principal  Balance of all  Contracts
                                            that become Liquidated  Contracts or
                                            were  repurchased  by  CITSF  and by
                                            Cram  Down   Losses)   faster   than
                                            distributions  of  principal  to the
                                            Senior Certificateholders reduce the
                                            Senior Principal  Balance,  then the
                                            amount of the Pool Stated  Principal
                                            Balance  available  to the Class A-5
                                            Certificates   and   the   Class   B
                                            Certificates,   and   therefore  the
                                            level of protection  afforded by the
                                            subordination   of  the   Class  A-5
                                            Certificates   and   the   Class   B
                                            Certificates  for the benefit of the
                                            Senior   Certificates,    would   be
                                            reduced.  In the event that the Pool
                                            Stated Principal  Balance is reduced
                                            by  liquidation  losses to an amount
                                            less  than or  equal  to the  Senior
                                            Principal  Balance,  all  additional
                                            losses on Liquidated  Contracts,  to
                                            the  extent  not  covered  by future
                                            collections on the  Contracts,  will
                                            be    absorbed    by   the    Senior
                                            Certificates.

Optional Repurchase of the Contracts
   by the Servicer or the Company .....  At its option,  either the  Servicer or the Company may repurchase  from the
                                            Trust all remaining  Contracts,  and
                                            thereby  effect early  retirement of
                                            the Certificates,  on any Remittance
                                            Date when,  among other things,  the
                                            Pool  Stated  Principal  Balance  is
                                            less  than 10% of the  Cut-off  Date
                                            Pool    Principal    Balance.    See
                                            "Description  of the  Certificates--
                                            Repurchase Option".

Auction Sale ..........................  Ninety days following a Remittance Date
                                            as  of   which   the   Pool   Stated
                                            Principal  Balance  is less than 10%
                                            of the Cut-off  Date Pool  Principal
                                            Balance  (and  only if the  Servicer
                                            and the Company  have not  exercised
                                            the  repurchase   option   described
                                            above),  the Trustee  shall  solicit
                                            bids   for  the   purchase   of  the
                                            Contracts remaining in the Trust. In
                                            the event that satisfactory bids are
                                            received   as   described   in   the
                                            Agreement,  the  net  sale  proceeds
                                            will     be      distributed      to
                                            Certificateholders,   in  the   same
                                            order  of  priority  as  collections
                                            received    in    respect   of   the
                                            Contracts.  If satisfactory bids are
                                            not  received,   the  Trustee  shall
                                            decline  to sell the  Contracts  and
                                            shall not be under any obligation to
                                            solicit   any   further    bids   or
                                            otherwise negotiate any further sale
                                            of  the  Contracts.  Such  sale  and
                                            consequent  termination of the Trust
                                            must    constitute    a   "qualified
                                            liquidation"   of  the  Trust  under
                                            Section 860F of the Internal Revenue
                                            Code of 1986, as amended, including,
                                            without limitation,  the requirement
                                            that the qualified liquidation takes
                                            place over a period not to exceed 90
                                            days.   See   "Description   of  the
                                            Certificates--Auction Sale".

The Contracts .........................  On or  about  the  Closing  Date,   the
                                            Company   will  sell  to  the  Trust
                                            manufactured   housing   installment
                                            sales contracts and installment loan
                                            contracts   originated  or  acquired
                                            from  dealers by CITSF and  CITCF-NY
                                            (as defined  below) in the  ordinary
                                            course of business, having a Cut-off
                                            Date  Pool   Principal   Balance  of
                                            approximately    $199,201,195   (the
                                            "Contracts").      The     Contracts
                                            shall  consist    of    conventional
                                            fixed-rate    manufactured   housing
                                            installment sales  contracts     and

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                                            installment     loan     agreements,
                                            including  any  and  all  rights  to
                                            payments received  thereunder on and
                                            after  the  Cut-off   Date  and  (i)
                                            security  interests in  Manufactured
                                            Homes purchased with the proceeds of
                                            such  Contracts   and/or  (ii)  with
                                            respect to certain of the Contracts,
                                            liens  on the real  estate  to which
                                            the related  Manufactured  Homes are
                                            located ("Land-Secured  Contracts").
                                            The   Contracts   are   secured   by
                                            Manufactured   Homes   and/or   real
                                            estate with Obligors  having mailing
                                            addresses  located  in 46 states and
                                            have been selected by CITSF from its
                                            portfolio  of  manufactured  housing
                                            contracts   based  on  the  criteria
                                            specified in the  Agreement.  All of
                                            the    Contracts    bear    interest
                                            calculated   based  on  the   simple
                                            interest   method.    All   of   the
                                            Contracts are conventional contracts
                                            (i.e.,  not insured or guaranteed by
                                            any   governmental    agency).   The
                                            Contract   Rate  on  the   Contracts
                                            ranges  from 7.22% to 15.99%  with a
                                            weighted  average  of  approximately
                                            10.17% as of the Cut-off  Date.  The
                                            Contracts  had  a  weighted  average
                                            term  to  stated  maturity,   as  of
                                            origination,  of 256  months,  and a
                                            weighted  average  remaining term to
                                            stated  maturity,  as of the Cut-off
                                            Date,  of  254  months.  As  of  the
                                            Cut-off   Date,    26.50%   of   the
                                            Contracts   (by   aggregate   unpaid
                                            principal balance) had Obligors with
                                            mailing   addresses  in  Texas.  The
                                            final scheduled  payment date on the
                                            Contract with the latest maturity is
                                            in November 2025. The Contracts were
                                            originated between February 1995 and
                                            October  1995.  As  of  the  Cut-off
                                            Date,  approximately  2.14%  of  the
                                            Contracts   by   Stated    Principal
                                            Balance   have  a  first   scheduled
                                            payment  date after  November  1995.
                                            For   each   such   Contract,    the
                                            Agreement will require that there be
                                            deposited in the Certificate Account
                                            on the Closing  Date an amount equal
                                            to a portion of the  interest  which
                                            will  accrue  prior to the first Due
                                            Date  (as  defined  below)  for such
                                            Contract, at the applicable Contract
                                            Rate. See "The Contract Pool".

Monthly Advances ......................  For each Remittance  Date, the Servicer will be obligated  to make  advances
                                            ("Monthly  Advances")  by depositing
                                            into the  Certificate  Account  cash
                                            for  distribution  to the Holders of
                                            the  Offered  Certificates  equal to
                                            the difference  between the interest
                                            due on the Contracts at the Contract
                                            Rate  on the  Due  Date  during  the
                                            related Due Period and the  interest
                                            received  on  the  Contracts  during
                                            such  Due  Period,  but  only to the
                                            extent that the Servicer  determines
                                            that the  payments of  interest  not
                                            received   during  the  related  Due
                                            Period  would  be  recoverable  from
                                            future  payments and  collections on
                                            the   Contracts    as      described
                                            under        "Description         of
                                            Certificates--Advances".

Security Interests and Certain Other
  Aspects of the Contracts; Repurchase
  or Substitution Obligations .........  In connection  with  the  sale  of  the
                                            Contracts to the Trustee,  CITSF has
                                            assigned the  security  interests in
                                            the  Manufactured  Homes  and/or the
                                            liens   on   the   underlying   real
                                            property,  as  appropriate,  to  the
                                            Company and the Company has assigned

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                                      S-18

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                                            such security interests and liens to
                                            the Trust.  Because  of the  expense
                                            and   administrative   inconvenience
                                            involved,  CITSF  will not amend the
                                            certificates  of title to name CITSF
                                            as the lienholder where CITSF is not
                                            the  originator  of the Contract and
                                            CITSF will not amend any certificate
                                            of title to name the  Company or the
                                            Trustee  as the  lienholder  and the
                                            Company   will   not   deliver   any
                                            certificate  of title to the Trustee
                                            or  note   thereon   the   Trustee's
                                            interest.   Consequently,   in  some
                                            states,  in the  absence  of such an
                                            amendment  to  the   certificate  of
                                            title,  the  successive  assignments
                                            from  CITCF-NY  to  CITSF  (in  some
                                            cases),  from  CITSF to the  Company
                                            and from the Company to the Trust of
                                            the   security   interest   in   the
                                            Manufactured   Home   may   not   be
                                            effective or such security  interest
                                            may  not be  perfected  and,  in the
                                            absence of such notation or delivery
                                            to the Trustee,  the  assignment  of
                                            the   security   interest   in   the
                                            Manufactured Home to the Trustee may
                                            not  be  effective   against   other
                                            creditors    or   a    trustee    in
                                            bankruptcy.  Because of the  expense
                                            and   administrative   inconvenience
                                            involved,  CITSF will not record the
                                            successive assignments to CITSF, the
                                            Company   and  the  Trustee  of  the
                                            mortgage,  deed of trust, or similar
                                            instrument       securing       each
                                            Land-Secured Contract. Consequently,
                                            in many  states,  in the  absence of
                                            such recordation,  the assignment to
                                            the Trustee of the mortgage, deed of
                                            trust,    or   similar    instrument
                                            securing  a  Land-Secured   Contract
                                            will not be  effective  and,  in the
                                            absence  of  such  recordation,  the
                                            assignment of the mortgage,  deed of
                                            trust, or similar  instrument to the
                                            Trustee   will   not  be   effective
                                            against other creditors or a trustee
                                            in bankruptcy.

                                         Assignments in recordable  form for the
                                            mortgages, deeds of trust or similar
                                            instruments   (each,  a  "Mortgage")
                                            evidencing   the   liens   on   real
                                            property     that     secure     the
                                            Land-Secured  Contracts  will not be
                                            delivered by CITSF to the Company or
                                            by  the  Company  to  the   Trustee.
                                            However,  CITSF will  deliver to the
                                            Trustee   a   power   of    attorney
                                            authorizing  the Trustee to prepare,
                                            execute and record such  assignments
                                            of  the   Mortgages   securing   the
                                            Land-Secured  Contracts  (as defined
                                            below),   in  the  event   that  the
                                            recordation   of  such   assignments
                                            becomes  necessary to foreclose upon
                                            the related real property.  However,
                                            there can be no  assurance  that the
                                            appropriate    officials   in   each
                                            jurisdiction   in  which   there  is
                                            property   securing  a  Land-Secured
                                            Contract  will permit the Trustee to
                                            record  an  assignment  of  Mortgage
                                            pursuant   to   such  a   power   of
                                            attorney,  or that such  recordation
                                            will not be prevented as a result of
                                            the occurrence  prior thereto of the
                                            insolvency of CITSF,  the Company or
                                            the Obligor.

                                        CITSF has agreed to  repurchase,  or, at
                                            its   option,   substitute   another
                                            contract   which  is  an   "Eligible
                                            Contract"   (as   defined   in   the
                                            Agreement)  for,  any Contract as to
                                            which  the  Trustee  does not have a
                                            valid   and    perfected    security
                                            interest  in the  Manufactured  Home
                                            securing  such  Contract,   if  such
                                            failure materially adversely affects

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                                      S-19

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                                            the Trust's interest in the Contract
                                            unless  such  failure has been cured
                                            within  85 days of  CITSF  receiving
                                            notice of such  failure or within 90
                                            days after CITSF  otherwise  becomes
                                            aware of such failure.


                                         Subject to the foregoing,  the Servicer
                                            has agreed to maintain the Trustee's
                                            perfected  first  priority  security
                                            interest in each  Manufactured  Home
                                            and  first  or  second  lien on each
                                            mortgaged    property   securing   a
                                            Contract  so  long  as  the  related
                                            Contract  is  the  property  of  the
                                            Trust.    See   "Risk    Factors--8.
                                            Security Interests and Certain Other
                                            Aspects   of  the   Contracts"   and
                                            "Certain   Legal   Aspects   of  the
                                            Contracts--The Contracts (Other than
                                            Land-Secured     Contracts)"     and
                                            "--Land-Secured  Contracts"  in  the
                                            Prospectus.

Certain Federal Income Tax
  Consequences ........................  For federal income  tax  purposes,   an
                                            election  will be made to treat  the
                                            Trust  as  a  real  estate  mortgage
                                            investment  conduit  ("REMIC").  The
                                            Offered Certificates will constitute
                                            "regular interests" in the REMIC and
                                            generally  will be  treated  as debt
                                            instruments of the Trust for federal
                                            income  tax  purposes  with  payment
                                            terms  equivalent  to the  terms  of
                                            such   Certificates.   The  Class  R
                                            Certificates     will     constitute
                                            "residual  interests"  in the REMIC.
                                            The    Holders   of   the    Offered
                                            Certificates  will  be  required  to
                                            include in income  interest  on such
                                            Certificates (including any original
                                            issue  discount) in accordance  with
                                            the  accrual  method of  accounting.
                                            See  "Certain   Federal  Income  Tax
                                            Consequences"   herein  and  in  the
                                            Prospectus.

ERISA Considerations ..................  Subject  to  the  conditions  described herein, the Senior  Certificates may
                                            be  purchased  by  employee  benefit
                                            plans   that  are   subject  to  the
                                            Employee  Retirement Income Security
                                            Act of 1974,  as amended  ("ERISA").
                                            See  "ERISA  Considerations"  herein
                                            and in the Prospectus.

                                         Employee benefit plans subject to ERISA
                                            will not be eligible to purchase the
                                            Class  A-5 or  Class B  Certificates
                                            (other  than  an  insurance  company
                                            purchasing such Certificates for its
                                            general accounts).  Any benefit plan
                                            fiduciary  considering  the purchase
                                            of  the   Class   A-5  or   Class  B
                                            Certificates   should,  among  other
                                            things,  consult with its counsel in
                                            determining   whether  all  required
                                            conditions have been satisfied.  See
                                            "ERISA Considerations" herein and in
                                            the Prospectus.

Legal Investment Considerations ....... The Senior  Certificates  and  Class A-5
                                            Certificates   offered  hereby  will
                                            constitute     "mortgage     related
                                            securities"   under  the   Secondary
                                            Mortgage  Market  Enhancement Act of
                                            1984 ("SMMEA"). However, the Class B
                                            Certificates offered hereby will not
                                            constitute     "mortgage     related
                                            securities"       under       SMMEA.
                                            Accordingly,  many institutions with
                                            legal   authority   to   invest   in
                                            comparably  rated securities may not
                                            be legally  authorized  to invest in
                                            the Class B Certificates. See "Legal
                                            Investment   Considerations"  herein
                                            and    in   the    Prospectus.    No

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                                            representations  are  made as to any
                                            regulatory      requirements      or
                                            considerations   (including  without
                                            limitation     regulatory    capital
                                            requirements)   applicable   to  the
                                            purchase of any of the  Certificates
                                            by   banks,    savings    and   loan
                                            associations   or  other   financial
                                            institutions,   which   institutions
                                            should  consult their own counsel as
                                            to such matters.


Rating ................................  It is a  condition  to the  issuance of the Certificates on the Closing Date
                                            that  the  Senior   Certificates  be
                                            rated  "Aaa"  by  Moody's  Investors
                                            Service,  Inc. ("Moody's") and "AAA"
                                            by   The    Standard    and   Poor's
                                            Structured Ratings Group, a division
                                            of The McGraw-Hill  Companies,  Inc.
                                            ("Standard & Poor's"), the Class A-5
                                            Certificates be rated at least "Aa3"
                                            by Moody's  and "AA-" by  Standard &
                                            Poor's and the Class B  Certificates
                                            be rated at least  "Baa2" by Moody's
                                            and "BBB-" by  Standard & Poor's.  A
                                            rating  of  a  security   is  not  a
                                            recommendation  to buy, sell or hold
                                            securities  and  may be  subject  to
                                            revision or  withdrawal  at any time
                                            by the rating agency.  The rating of
                                            the Class B Certificates is based in
                                            part   on  the   rating   of   CIT's
                                            long-term   senior   unsecured  debt
                                            securities.   As   a   result,   any
                                            reduction  in the rating of such CIT
                                            debt   securities,   by  Moody's  or
                                            Standard   &   Poor's,   below   the
                                            applicable  rating  of the  Class  B
                                            Certificates  on  the  Closing  Date
                                            could  result in a reduction  of the
                                            rating of the Class B Certificates.

Registration of the Offered
  Certificates ........................  Each Class of the Offered  Certificates
                                            initially will be represented by one
                                            or more  certificates  registered in
                                            the  name  of  Cede  &  Co.,  as the
                                            nominee  of  The  Depository   Trust
                                            Company  ("DTC"),  and will  only be
                                            available    in    the    form    of
                                            book-entries  on the  records of DTC
                                            and its  participants.  Certificates
                                            representing       the       Offered
                                            Certificates   will  be   issued  in
                                            definitive   form  only   under  the
                                            limited   circumstances    described
                                            herein.   Accordingly,    references
                                            herein     to      "Holders"      or
                                            "Certificateholders"   reflect   the
                                            rights of Certificate Owners only to
                                            the extent that, in accordance  with
                                            the   rules   of   DTC,   they   may
                                            indirectly   exercise   such  rights
                                            through  DTC and  its  participants.
                                            Certificate   Owners   will  not  be
                                            Certificateholders  as that  term is
                                            used in the  Agreement  and will not
                                            receive reports or payments directly
                                            from the  Trustee  or the  Servicer.
                                            See  "Registration  of  the  Offered
                                            Certificates"       herein       and
                                            "Description          of         the
                                            Certificates--Global   Certificates"
                                            in the Prospectus.







--------------------------------------------------------------------------------

                                  RISK FACTORS

     Prospective Certificateholders should consider, in addition to the risk factors described under "Special Considerations" in the Prospectus, the following risk factors in connection with the purchase of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the "Senior Certificates"), the Class A-5 Certificates or the Class B Certificates (collectively, the "Offered Certificates"):

     1. General. An investment in the Offered Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of manufactured housing installment sales contracts. CITSF's nonrecourse conventional manufactured housing portfolio has experienced rapid growth over the past two years, and the credit criteria and underwriting guidelines under which CITSF originates manufactured housing installment sales contracts and loans were changed in 1994. The deliquency and loan loss experience for CITSF's portfolio will be affected by this rapid growth and the change in credit criteria. See "The Contract Pool--Delinquency, Loan Loss and Liquidation Experience." In the event of defaults by the Obligors under the Contracts, the Trust will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted contracts. Regardless of its location, manufactured housing generally depreciates in value. See "The Contract Pool--Delinquency and Loan Loss Experience" herein and "The Trust--The Contract Pools" in the Prospectus. Consequently, it is possible that the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high liquidation losses on the
Contracts will have the effect of reducing, and could eliminate (a) the protection against loss afforded to the Senior Certificates by the subordination of the Class A-5 Certificates, the Class B Certificates and the Class R Certificates (collectively, the "Subordinated Certificates"), (b) the protection against loss afforded to the Class A-5 Certificates by the subordination of the Class B and the Class R Certificates, and (c) the protection against loss afforded to the Class B Certificates by the subordination of the Class R Certificates. If the protection under clause (a) above is eliminated, the Senior Certificateholders will bear the risk of loss on the Contracts. If the protection under clause (b) above is eliminated, the Class A-5 Certificateholders will bear the risk of losses on the Contracts. If the protection under clause (c) above is eliminated and The CIT Group Holdings, Inc. ("CIT") fails to make payments as required under the Limited Guarantee, or if the Guarantee Payment Limit has been reduced to zero, the Class B Certificateholders will bear the risk of losses on the Contracts.

     2. Limited Obligations. The Offered Certificates will not represent an interest in or an obligation of CIT, the Company or any Servicer (including CITSF). Except to the extent of the Limited Guarantee provided by CIT in favor of the Class B Certificates, the Offered Certificates will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates, including the Company and CITSF, the Underwriters or any of their affiliates, or any other Servicer or any of its affiliates.

     3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Offered Certificates or, if it does develop, that it will provide the Holders of the Offered Certificates with liquidity of investment or that it will remain for the term of the Offered Certificates. In addition, only the Senior Certificates and Class A-5 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Class B Certificates, limiting the market for such securities. See "Legal Investment Considerations" herein and in the Prospectus.

     4. Insurance. The insurance policies on the Contracts (and the Manufactured Homes) will not cover all contingencies and will cover certain contingencies only to a limited extent. See "Description of the Certificates--Servicing--Hazard Insurance" in the Prospectus. The Company and CITSF have not verified the extent to which the Manufactured Homes are covered by flood insurance, but CITSF believes that Manufactured Homes in manufactured housing parks, and Land-Secured Contracts which, at the time of origination were, and continue to be, located within a federally designated special flood hazard area, are covered by flood insurance, although the amount of such coverage may be less than the principal balance due from the Obligor under the related Contract. For all other Contracts, the Company and CITSF can give no assurance that flood insurance coverage has been obtained with respect to the related Manufactured Home.

     5. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Offered Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers, casualty losses and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If Offered Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

     In the event that, with respect to a particular Class of Certificates, a large number of Contracts having Contract Rates equal to or higher than the applicable stated Remittance Rate (without giving effect to the maximum rate) were to prepay while the Contracts having Contract Rates lower than such Remittance Rate did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support such Remittance Rate, then the Remittance Rate for such Class of Certificates would be equal to the weighted average of the Net Contract Rates (as defined hereafter) on each Contract in the Contract Pool.

     6. Distributions of Principal. The yield to maturity on the Class A-5 and Class B Certificates will be affected by the rate at which Contracts become
Liquidated Contracts and the severity of ensuing losses on such Liquidated Contracts and the timing thereof. Prior to the Class A-5 Cross-over Date, and on any Remittance Date on or after the Class A-5 Cross-over Date on which each Class A-5 Principal Distribution Test is not satisfied (or, after the Class A-5 Principal Balance has been reduced to zero, on which each Class B Principal Distribution Test is not satisfied), the holders of the Senior Certificates will receive all payments of principal that are made on the Contracts. It is not possible to predict the timing of the occurrence of the Class A-5 Cross-over Date or of the Remittance Dates, if any, on which the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, and the Class A-4 Principal Balance are reduced to zero, which occurrences will be affected by the rate of voluntary principal prepayments in addition to prepayments due to default and subsequent liquidation. Prepayments on Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus. In addition, the timing of distributions of principal on the Class A-5 and Class B Certificates will be dependent on the satisfaction of Class A-5 Principal Distribution Tests and the Class B Principal Distribution Tests, respectively, relating to losses and delinquencies on the Contracts.

     7. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes securing the Contracts or may limit the amount realized to less than the amount due. See "Special Considerations" and "Certain Legal Aspects of the Contracts" in the Prospectus.

     Each Contract is secured by a separately evidenced security interest in a Manufactured Home. Perfection of such security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and each state's certificate of title statutes, and, in the case of Land-Secured Contracts, its real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state.

     Because of the expense and administrative inconvenience involved, CITSF and the Company will not amend any certificates of title to change the lienholder specified therein to the Trustee or file any assignments and will not deliver any certificates of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment to a certificate of title or the filing of an assignment, the assignment to the Trustee of the security interest created by a Contract in the related Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or filing or delivery of the related certificate of title to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of CITSF and the Company or a trustee in bankruptcy of CITSF and the Company.

     Because of the expense and administrative inconvenience involved, CITSF and the Company will not deliver to the Trustee assignments in recordable form of the Mortgage securing each Land-Secured Contract. In the absence of the recordation of such an assignment to the Trustee of the Mortgage securing a Land-Secured Contract, the assignment of the Mortgage to the Trustee may not be effective against creditors of or purchasers from CITSF, the Company or a trustee in the bankruptcy of CITSF or the Company.

     In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities on the part of the assignees of such Contracts for amounts due under such Contracts and create in favor of Obligors, defenses, rescission rights, counterclaims, or the right of set-off against such assignees. From time to time CITSF is involved in litigation under consumer protection laws. These laws would apply to the Trust as assignee of the Contracts.

     8. Certain Matters Relating to Insolvency. CITSF and the Company intend that each transfer of Contracts from The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") to CITSF and from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITCF-NY, CITSF or the Company, or CITCF-NY, CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITCF-NY to CITSF or by CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Certificateholders.

     The Company has taken steps in structuring the transactions contemplated hereby that are intended to increase the likelihood that the voluntary application for relief by the Company under the United States Bankruptcy Code ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Company with those of CITSF or its affiliates. These steps include the creation of the Company as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business and a restriction on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Company would not result in a court concluding that the assets and liabilities of the Company should be consolidated with those of CITSF or its affiliates in a proceeding under any Insolvency Law.

     9 Subordination. While the subordination feature is intended to enhance the likelihood that the Senior Certificateholders will receive the maximum amount of interest and principal to which they are entitled to receive on each Remittance Date, shortfalls on the Senior Certificates could occur if the Pool Stated Principal Balance is less than the Senior Principal Balance and losses on Liquidated Contracts are not covered by future collections on the Contracts.

     10. Geographic Concentration of Manufactured Homes. A significant concentration of the Manufactured Homes and, in certain instances the underlying real property, securing the Contracts (based, in most cases, on the mailing addresses of the Obligors) is located in the state of Texas. As of the Cut-off Date, 26.50% of the Contracts (by aggregate unpaid principal balance) had Obligors with mailing addresses in Texas. Because of the relative lack of geographic diversity, losses on the related Contracts may be higher than would be the case if there were more diversification. Certain of such Manufactured Homes and real estate may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes or floods) and other hazards that may be covered in whole or in part by insurance (such as hurricanes) than residential properties located in other parts of the country. The economies of such states may be adversely affected to a greater degree than that of other areas of the country by certain regional economic conditions. In particular, historically the Texas economy has been dependent on the oil and gas industry which has been volatile. An economic downturn in Texas may have an adverse effect on the ability of Obligors in such states to meet their payment obligations under the Contracts.

     11. Litigation. In June, 1995, a suit, Harvey Travis et al. v. The CIT Group Sales Financing, Inc., et al., Civil Action No. CV-95-P-1544-S, was filed in the United States District Court for the Northern District of Alabama, against CITSF, its force-placed insurance carrier and another lender. Plaintiffs in this action allege primarily that force-placed insurance coverage on manufactured homes was placed by defendants in a manner which caused plaintiffs and other borrowers to be charged or assessed for excessive premiums and that there was inadequate disclosure regarding certain fees charged and commissions earned in connection therewith. In their complaint, plaintiffs ask that a class action be certified, with the class to be comprised of individuals against whom monetary charges alleged to be excessive have been assessed and/or collected by CITSF and/or the other defendants for the purchase of force-placed insurance in connection with consumer installment transactions with CITSF and/or the other defendants. It cannot at this time be determined whether there is any basis for a class action. The allegations of the complaint are very general and discovery has only recently commenced. However, based on what it knows at this time, the management of CITSF has no reason to believe that this case will have a material effect upon CITSF's financial condition or results of operations.

     As of the Cut-off Date, force-placed insurance has not been obtained on any of the Contracts. CITSF has force-placed insurance on a significant portion of its currently owned retail installment sales contracts relating to manufactured housing. The Servicer may force-place insurance on the Contracts once they are owned by the Trust, as described under "Description of Certificates--Physical Damage Insurance" and there can be no assurance as to the number or principal balance of the Contracts that may become subject to force-placed insurance. In the event that the Servicer fails to comply with the provisions of the Agreement relating to force-placed insurance (including not violating any applicable law in connection with the force placement of insurance or in connection with the receipt of any commission related thereto) with respect to any Contract and such failure materially and adversely affects the Trust's interest in such Contract, CITSF will be required to purchase such Contract in accordance with the terms of the Agreement.

     12. Limited Guarantee. The aggregate amount of Guarantee Payments made in respect of principal (including payments made in respect of the Principal Liquidation Loss Amount) under the Limited Guarantee will not exceed $5,976,036 (the "Initial Guarantee Payment Limit"). The amount payable on any Remittance Date under the Limited Guarantee in respect of the principal of the Class B Certificates shall not exceed the Guarantee Payment Limit in effect on such Remittance Date. The "Guarantee Payment Limit" will equal the lesser of (i) the Initial Guarantee Payment Limit reduced by the aggregate amount of all Guarantee Payments made under the Limited Guarantee in respect of principal (including Guarantee Payments in respect of the Principal Liquidation Loss Amount) and (ii) the Guarantee Formula Amount. Once the Guarantee Payment Limit has been reduced, it will not be reinstated. At any time that the Guarantee Payment Limit has been reduced to zero, no further Guarantee Payments will be made in respect of the principal or interest on the Class B Certificates, and the holders of the Class B Certificates will bear the risk of all liquidation losses on the defaulted Contracts and may suffer a loss. The Limited Guarantee will terminate if an Alternate Credit Enhancement is delivered to the Trustee.

                          STRUCTURE OF THE TRANSACTION

     The Company will establish the Trust and transfer the Contracts and related rights to the Trust pursuant to the Agreement. The Certificates represent fractional undivided interests in the Trust, the corpus of which will consist of all right, title and interest of the Company in and to the Contracts (including, without limitation, the security interests in the Manufactured Homes securing such Contracts and any related mortgages, deeds of trust or similar instruments), all rights to payments received on such Contracts on and after November 1, 1995 (the "Cut-off Date"), rights under certain hazard insurance policies with respect to the Manufactured Homes, proceeds from the errors and omissions protection policy and any blanket hazard insurance policies maintained pursuant to the Agreement, to the extent such proceeds relate to the Contracts or the Manufactured Homes, all documents contained in the Contract files, amounts held for the Trust in the Certificate Account and all proceeds in any way derived from any of the foregoing. CITSF will service the Contracts for the Trust. The Contracts will be held by CITSF on behalf of the Trustee.

     Payments by Obligors under the Contracts generally will be deposited in a separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") no later than two business days after receipt. However, subject to the terms of the Agreement, as long as CITSF remains the Servicer under the Agreement and is a direct or indirect subsidiary of CIT, if CIT maintains a short-term debt rating of P-1 or higher, or a long-term debt rating of A2 or higher by Moody's Investors Service, Inc. ("Moody's") and a short-term debt rating of at least A-1 by Standard & Poor's Structured Ratings Group, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), and the Trustee shall have received an opinion of counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust as a REMIC or result in the imposition of a tax on the Trust, the Servicer will not be required to deposit payments by Obligors on the Contracts in the Certificate Account within two business days of the date of processing. In such an event, the Servicer may make such deposits on the business day immediately preceding the next Remittance Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of the preceding sentence not applied. Certain payments deposited in the Certificate Account in respect of each Due Period (and, in certain limited circumstances for the next Due Period to the extent necessary to pay interest on the Class A-5 Certificates) will be applied on the 15th day of the next month (or, if such day is not a business day, the next succeeding business day) (a "Remittance Date") to make the distributions to Certificateholders described under "Description of the Certificates-Distributions" and, to the extent not netted from deposits to the Certificate Account, to reimburse the Servicer for unreimbursed Monthly Advances, to pay certain monthly fees to the Servicer as compensation for servicing the Contracts and to pay CIT the Guarentee Fee (as defined below). CITSF, in its capacity as Servicer of the Contracts, and any successor servicer are referred to herein as the "Servicer".

     For each Remittance Date, the "Due Period" is the calendar month preceding the month of such Remittance Date. For each Remittance Date, the "Determination Date" is the third business day prior to such Remittance Date.

     CITSF's transfer of the Contracts to the Company and the Company's conveyance of the Contracts to the Trust is without recourse, except for certain representations and warranties made by CITSF in the Agreement and certain indemnities by the Servicer described under "Description of the Certificates--Indemnification".

                                THE CONTRACT POOL

     On the Closing Date, the Company will sell to the Trust approximately 4,772 conventional fixed-rate manufactured housing installment sales contracts and installment loan agreements (the "Contracts") having an aggregate principal balance as of the Cut-off Date of $199,201,195 (the "Cut-off Date Pool Principal Balance"). For the purposes of the discussion of the characteristics of the Contracts on the Cut-off Date contained herein, the principal balance of each Contract is the unpaid principal balance as of the Cut-off Date.

     All of the Contracts will be simple interest Contracts. A "simple interest Contract" is a Contract as to which interest is calculated each day on the basis of the actual principal balance outstanding on such day.

     19.95% (by aggregate unpaid principal balance) of the Contracts as of the Cut-off Date are Land-Secured Contracts with respect to which either (i) the Obligor finances both the purchase of the Manufactured Home and the real estate on which such Manufactured Home is located, (ii) such Contract is secured by a mortgage, deed of trust or similar instrument provided by the Obligor in lieu of a cash down payment or (iii) in addition to a down payment and a lien on the Manufactured Home, the Obligor provides a mortgage, deed of trust or similar instrument as additional collateral to secure such Contract. See "The Trust--The Contract Pools" in the Prospectus for a description of Land-Secured Contracts.

     The Contracts were originated between February 1995 and October 1995. As of the Cut-Off Date, approximately 2.14% of the Contracts by Stated Principal Balance have a first scheduled payment date after November 1995. For each such Contract, the Agreement will require that there be deposited in the Certificate Account on the Closing Date an amount equal to a portion of the interest which will accrue prior to the first Due Date (as defined below) for such Contract, at the applicable Contract Rate. All of the Contracts are manufactured housing installment sales contracts originated by a manufactured housing dealer in the ordinary course of its business and purchased by CITSF or CITCF-NY in the ordinary course of business, or manufactured housing installment loan agreements originated by CITSF or CITCF-NY in the ordinary course of business.

     All of the Contracts are conventional contracts, meaning that they are not insured or guaranteed by any governmental agency.

     Each Contract (a) is secured by a Manufactured Home and in some instances also by a lien on the real estate on which the Manufactured Home is located, (b) is fully amortizing with a fixed Contract Rate and provides for level payments over the term of such Contract and (c) was originated in or after February 1995. A detailed description of the Contracts is included in the Agreement. Approximately 91.15% of the Cut-off Date Pool Principal Balance is attributable to loans to purchase Manufactured Homes which were new and approximately 8.85% is attributable to loans to purchase Manufactured Homes which were used at the time the related Contract was originated. Approximately 73.20% of the Cut-off Date Pool Principal Balance is attributable to loans to purchase multi-wide Manufactured Homes. All of the Contracts have a Contract Rate of at least 7.22% and not more than 15.99%. The weighted average Contract Rate of the Contracts as of the Cut-off Date was approximately 10.17%. The Contracts have remaining maturities, as of the Cut-off Date, of at least 22 months but not more than 360 months, original maturities of at least 24 months but not more than 360 months, and a weighted average remaining term and original term to stated maturity, as of the Cut-off Date, of 254 months and 256 months, respectively. The average remaining principal balance per Contract, as of the Cut-off Date, was $41,744 and the outstanding principal balances of the Contracts, as of the Cut-off Date, ranged from $5,538 to $224,680. $192,547,913, or 96.66% by Cut-off Date Pool
Principal Balance, of the Contracts had Loan-to-Value Ratios at the time of origination of less than 96%. Value in such calculation is equal to (i) in the case of a new Manufactured Home, the total delivered sales price for such Manufactured Home plus taxes, fees and insurance, (ii) in the case of a used Manufactured Home, the lesser of the total delivered sales price for such Manufactured Home, or its appraised value, plus in either case, taxes, fees and insurance, and (iii) in the case of a Land-Secured Contract, the total appraised value of the real estate and the Manufactured Home, if available, or the total delivered sales price of such Manufactured Home, plus the appraised value of the real estate if available, plus in either case taxes, fees and insurance.
Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

     The Contracts are secured by Manufactured Homes with Obligors having mailing addresses in 46 states, of which as of the Cut-off Date approximately 26.50% of the Contracts (by aggregate unpaid principal balance) had Obligors with mailing addresses in Texas. No other state represented more than 7.33% of the Contracts of the remaining principal balance as of the Cut-off Date.

     Set forth below is a description of certain characteristics of the Contracts as of the Cut-off Date. All dollar amounts are rounded to the nearest dollar.

                                   Geographical Distribution of Manufactured Homes (1)
                                                                                             % of Contract
                                                              Aggregate Stated             Pool by Aggregate
                                                             Principal Balance             Stated Principal
                                       Number of               Outstanding of             Balance Outstanding
                                       Contracts                 Contracts                   of Contracts
    State                         As of Cut-off Date         As of Cut-off Date           As of Cut-off Date
    -----                         ------------------         ------------------           ------------------
Alabama .........................        43                     $   1,511,647                    0.76%
Arizona .........................       327                        14,610,161                    7.33
Arkansas ........................        31                         1,041,290                    0.52
California ......................       326                        12,530,762                    6.29
Colorado ........................        65                         2,910,640                    1.46
Connecticut .....................         1                            60,782                    0.03
Delaware ........................        17                           618,260                    0.31
Florida .........................        40                         1,530,906                    0.77
Georgia .........................       166                         7,069,974                    3.55
Idaho ...........................        44                         2,384,480                    1.20
Illinois ........................        26                         1,248,419                    0.63
Indiana .........................        53                         2,036,108                    1.02
Iowa ............................        32                         1,384,037                    0.69
Kansas ..........................        96                         3,836,482                    1.93
Kentucky ........................        13                           409,284                    0.21
Louisiana .......................        78                         2,921,368                    1.47
Maine ...........................        35                         1,248,515                    0.63
Maryland ........................        21                           903,586                    0.45
Massachusetts ...................         1                            35,213                    0.02
Michigan ........................       160                         6,178,225                    3.10
Minnesota .......................        54                         1,933,661                    0.97
Mississippi .....................        92                         3,435,259                    1.72
Missouri ........................       150                         6,088,872                    3.06
Montana .........................        27                         1,260,709                    0.63
Nebraska ........................        19                           798,483                    0.40
Nevada ..........................        88                         4,645,675                    2.33
New Hampshire ...................        20                           854,291                    0.43
New Jersey ......................         5                           238,969                    0.12
New Mexico ......................       194                         7,208,906                    3.62
New York ........................       181                         7,601,628                    3.82
North Carolina ..................       133                         6,477,763                    3.25
Ohio ............................        64                         2,501,615                    1.26
Oklahoma ........................       116                         4,388,725                    2.20
Oregon ..........................        94                         6,397,538                    3.21
Pennsylvania ....................       203                         7,482,285                    3.76
South Carolina ..................       154                         6,835,233                    3.43
South Dakota ....................         1                            17,390                    0.01
Tennessee .......................        26                           900,442                    0.45
Texas ...........................     1,291                        52,793,671                   26.50
Utah ............................        23                         1,133,558                    0.57
Vermont .........................        18                           817,192                    0.41
Virginia ........................        50                         1,858,035                    0.93
Washington ......................       105                         5,700,125                    2.86
West Virginia ...................        26                           754,606                    0.38
Wisconsin .......................        19                           607,922                    0.31
Wyoming .........................        44                         1,998,503                    1.00
                                      -----                      ------------                  ------
  Total .........................     4,772                      $199,201,195                  100.00%
                                      =====                      ============                  ======

-----------

(1) In most cases, based on the mailing address of the Obligors as of the Cut-off Date.

                 Distribution of Original Loan-to-Value Ratios

                                                                                            % of Contract Pool
                                                                   Aggregate Stated         By Aggregate Stated
                                                                  Principal Balance         Principal Balance
       Loan-to-                              Number of               Outstanding of           Outstanding of
         Value                               Contracts                 Contracts                 Contracts
       Ratio(1)                         As of Cut-off Date        As of Cut-off Date        As of Cut-off Date
       --------                         ------------------        ------------------        --------------------
      0 - 60% .................                138                    $  3,683,248                  1.85%
  60.01 - 70% .................                121                       4,535,095                  2.28
  70.01 - 80% .................                341                      14,671,255                  7.37
  80.01 - 90% .................              1,764                      72,117,404                 36.20
  90.01 - 93% .................                736                      32,078,595                 16.10
  93.01 - 95% .................                816                      34,263,862                 17.20
  95.01 - 96% .................                721                      31,198,454                 15.66
  96.01 - 100% ................                135                       6,653,282                  3.34
                                             -----                    ------------                ------
    Total .....................              4,772                    $199,201,195                100.00%
                                             =====                    ============                ======

----------

(1) The term "Value" as used in this table is defined above. As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Contracts was 88.44%.


                                 Contract Rates

                                                                                            % of Contract Pool
                                                                   Aggregate Stated         By Aggregate Stated
                                                                  Principal Balance         Principal Balance
                                             Number of               Outstanding of           Outstanding of
       Contract                              Contracts                 Contracts                 Contracts
         Rate                           As of Cut-off Date        As of Cut-off Date        As of Cut-off Date
       --------                          -----------------         -----------------        ------------------
   7.00 -  7.99% ..............                147                   $   7,772,175                  3.90%
   8.00 -  8.99% ..............                213                      10,687,961                  5.37
   9.00 -  9.99% ..............              1,980                      86,423,214                 43.38
  10.00 - 10.99% ..............              1,270                      52,818,834                 26.52
  11.00 - 11.99% ..............                735                      27,274,936                 13.69
  12.00 - 12.99% ..............                326                      10,948,895                  5.50
  13.00 - 13.99% ..............                 86                       2,777,883                  1.39
  14.00 - 14.99% ..............                 14                         485,869                  0.24
  15.00% or greater ...........                  1                          11,428                  0.01
                                             -----                    ------------                ------
       Total ..................              4,772                    $199,201,195                100.00%
                                             =====                    ============                ======

     The weighted average Contract Rate of the Contracts as of the Cut-off Date was approximately 10.17%.

                            Original Term to Maturity

                                                                                            % of Contract Pool
                                                                   Aggregate Stated         By Aggregate Stated
                                                                  Principal Balance         Principal Balance
                                             Number of               Outstanding of           Outstanding of
                                             Contracts                 Contracts                 Contracts
Original Term (Months)                  As of Cut-off Date        As of Cut-off Date        As of Cut-off Date
---------------------                   ------------------        ------------------        -------------------
  1 -  60 .....................                 28                    $    346,216                  0.17%
 61 -  84 .....................                 49                         906,548                  0.46
 85 - 120 .....................                175                       3,787,140                  1.90
121 - 180 .....................                790                      23,283,965                 11.69
181 - 240 .....................              2,518                     102,522,542                 51.47
241 - 300 .....................                922                      47,075,459                 23.63
301 - 360 .....................                290                      21,279,325                 10.68
                                             -----                    ------------                ------
  Total .......................              4,772                    $199,201,195                100.00%
                                             =====                    ============                ======

     The weighted average original term to maturity of the Contracts as of the Cut-off Date was approximately 256 months.


                   Distribution of Remaining Contract Amounts

                                                                                            % of Contract Pool
                                                                   Aggregate Stated         By Aggregate Stated
                                                                  Principal Balance         Principal Balance
                                             Number of               Outstanding of           Outstanding of
  Remaining Contract                         Contracts                 Contracts                 Contracts
Amount (in Dollars)(1)                  As of Cut-off Date        As of Cut-off Date        As of Cut-off Date
---------------------                   ------------------        ------------------        ------------------
$    0  -  $ 9,999 ............                 36                    $    288,550                  0.15%
10,000  -  $19,999 ............                280                       4,578,355                  2.30
20,000  -  $29,999 ............              1,028                      26,447,894                 13.28
30,000  -  $39,999 ............              1,185                      41,170,216                 20.67
40,000  -  $49,999 ............                921                      41,241,358                 20.70
50,000  -  $59,999 ............                646                      35,184,347                 17.66
60,000  -  $69,999 ............                369                      23,748,052                 11.92
70,000  -  $79,999 ............                141                      10,505,245                  5.27
80,000  -  $89,999 ............                 75                       6,261,083                  3.14
90,000  -  $99,999 ............                 42                       3,985,461                  2.00
100,000 or greater ............                 49                       5,790,634                  2.91
                                             -----                    ------------                ------
  Total .......................              4,772                    $199,201,195                100.00%
                                             =====                    ============                ======

----------

(1) The largest remaining principal balance of any Contract as of the Cut-off Date is $224,680, which represents 0.11% of the Cut-off Date Pool Principal Balance.

                          Remaining Months to Maturity

                                                                   Aggregate Stated         % of Contract Pool
                                                                  Principal Balance        By Principal Balance
       Remaining                             Number of               Outstanding of           Outstanding of
       Months to                             Contracts                 Contracts                 Contracts
       Maturity                         As of Cut-off Date        As of Cut-off Date        As of Cut-off Date
      ----------                         ----------------          ----------------          -----------------
  1 -  60 .....................                 28                    $    346,216                  0.17%
 61 -  84 .....................                 49                         906,548                  0.46
 85 - 120 .....................                175                       3,787,140                  1.90
121 - 180 .....................                790                      23,283,965                 11.69
181 - 240 .....................              2,518                     102,522,542                 51.47
241 - 300 .....................                922                      47,075,459                 23.63
301 - 360 .....................                290                      21,279,325                 10.68
                                             -----                    ------------                ------
  Total .......................              4,772                    $199,201,195                100.00%
                                             =====                    ============                ======

      The weighted average remaining term to maturity of the Contracts as of the Cut-off Date was approximately 254 months.

Delinquency, Loan Loss and Liquidation Experience

     The following Delinquency Experience and Loan Loss/Liquidation Experience tables set forth data for CITSF's and CITCF-NY's non-recourse conventional manufactured housing portfolio originated and serviced by CITSF and CITCF-NY (including contracts acquired from dealers which originated the contracts pursuant to CITSF's underwriting criteria). The following table sets forth the delinquency experience for the four years ended December 31, 1994 and the nine months ended September 30, 1995 of such portfolio, excluding contracts which are already in repossession, contracts which are subject to dealer recourse arrangements, contracts acquired by CITSF through portfolio purchases and, except as provided below, contracts which are serviced for others. All of the Contracts in the Trust will be conventional Contracts, not subject to dealer recourse arrangements and not acquired by CITSF in portfolio purchases.

                             Delinquency Experience
                             (Dollars in thousands)

                                                                                                    Nine Months
                                                             Year Ended December 31,                    Ended
                                              ---------------------------------------------------   September 30,
                                                1991           1992        1993(3)        1994(3)       1995(3)
                                              -------        -------      --------       --------      ----------
Number of Contracts
   Serviced .........................           4,348          5,590        9,021        14,503        21,029
Principal Balance of Contracts
   Serviced .........................        $137,669       $186,476     $289,001      $507,388      $765,439
Principal Balance of Delinquent
   Contracts(1):
   30-59 Days .......................        $    720       $  1,043     $  1,678      $  4,223      $ 12,837
   60-89 Days .......................             294            428          189         1,290         4,670
   90 Days or More ..................             486            647          991         1,443         4,477
Principal Balance of Delinquent
   Contracts ........................        $  1,500       $  2,118     $  2,858      $  6,956      $ 21,984
                                             ========       ========     ========      ========      ========
Delinquencies as a Percent of
   Principal Balances Serviced(2) ...            1.09%          1.14%        0.99%         1.37%         2.87%

----------

(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

(2)  Based on outstanding principal balance of delinquent contracts.

(3)  Includes   manufactured  housing contracts sold by CITSF in connection with other securitizations  which CITSF is servicing.

     The following table sets forth the loan loss and liquidation experience for the four years ended December 31, 1994 and the nine months ended September 30, 1995, of the portfolio of conventional manufactured housing contracts originated and serviced by CITSF, excluding contracts which are subject to dealer recourse arrangements, contracts acquired by CITSF through portfolio purchases and, except as provided below, contracts which are serviced for others.

                        Loan Loss/Liquidation Experience
                             (Dollars in thousands)

                                                                                                Nine Months
                                                        Year Ended December 31,                    Ended
                                        -----------------------------------------------------   September 30,
                                          1991            1992         1993(6)       1994(6)       1995(6)
                                        --------        --------      --------      ---------    ----------
Number of Contracts(1) ..........          4,348          5,590          9,021         14,503       21,029
Principal Balance of
  Contracts Serviced(1) .........       $137,669       $186,746       $289,001       $507,388     $765,439
Contract Liquidations(2) ........           0.37%          0.39%          0.57%          0.79%        0.54%(5)
Net Losses:
  Dollars(3) ....................       $    206       $    547       $  1,310       $  2,085     $  2,049
  Percentage(4) .................           0.15%          0.29%          0.45%          0.41%        0.36%(5)

----------

(1)  As of period end.

(2) As a percentage of the total number of contracts being serviced as of period end.

(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.

(4)  As a percentage of the principal balance of contracts as of period end.

(5) This ratio has been annualized, and may not reflect the actual loan loss experience for the year.

(6) Includes manufactured housing contracts sold by CITSF in connection with other securitizations which CITSF is servicing.

     The data presented in the foregoing tables is for illustrative purposes only. CITSF's nonrecourse conventional manufactured housing portfolio has experienced rapid growth over the past two years. The delinquency and loss percentages will be affected by the rapid growth, size and relative lack of seasoning of CITSF's portfolio, as well as general and regional economic conditions. In addition, such data relates to the performance of CITSF's entire nonrecourse manufactured housing portfolio, and is not historical data regarding solely the portion of CITSF's portfolio constituting the Contracts. Most of CITSF's manufactured housing portfolio was originated under the underwriting guidelines described under "The CIT Group/Sales Financing, Inc., Servicer--CITSF's Underwriting Guidelines" in the Prospectus. However, in July 1994 CITSF adopted a risk-adjusted pricing policy and changed its credit criteria and underwriting guidelines to permit (i) financing of manufactured housing units located on land leased by the Obligor from a third party, (ii) lower downpayments (reduced from at least 15% to not less than 5% for qualified borrowers) and (iii) greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., a minimum of five years of employment). In connection with this change, the minimum credit score for approval of a new credit was reduced, in order to permit credit to be extended to less creditworthy borrowers than under the credit criteria previously in effect. The interest rates charged on manufactured housing contracts originated since July 1994 reflect CITSF's evaluation of the relative risk associated with an individual's application. It is expected that, in addition to the effects of seasoning, the changes in CITSF's underwriting standards will result in higher delinquency and loan loss experience than is shown in the above tables since most of the manufactured housing contracts included in such tables were originated using CITSF's former underwriting guidelines. All of the Contracts were originated under these new credit criteria adopted by CITSF in July 1994. Accordingly, the data presented in the foregoing tables should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Contracts, and no assurance can be given that the delinquency and loan loss experience presented in the preceding tables will be indicative of the experience on the Contracts. The foregoing discussion supplements and, in part, supersedes the additional discussion of CITSF's underwriting guidelines under the caption, "The CIT Group/Sales Financing, Inc., Servicer--CITSF's Underwriting Guidelines" in the Prospectus.

     In February 1995, CITSF transferred a pool of manufactured housing installment sales contracts (the "1995-1 Pool") to a trust which issued Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates Series 1995-1. The 1995-1 Pool was originated by CITSF under underwriting guidelines adopted in July 1994. As of September 30, 1995, the delinquency rate (more than 30 days past due after contractual due date) for the 1995-1 Pool was approximately 4.9% of the principal balance of the 1995-1 Pool (which excludes Contracts which are in repossession of approximately 0.5% of the principal balance of the 1995-1 Pool). For the nine-month period ended September 30, 1995, the net charge-off rate (annualized) for the 1995-1 Pool was approximately 0.05% of the 1995-1 Pool balance as of September 30, 1995. No assurance can be given that the delinquency and loan loss experience of the 1995-1 Pool will be indicative of the experience on the Contracts.

     The delinquency and loan loss experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. In recent years, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in many areas of the country in which the Manufactured Homes are located, including New England and areas dependent on the oil and gas industry, notably certain areas of Texas, Oklahoma and Louisiana. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any of the regions in which the Manufactured Homes are located. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. In order to achieve geographic dispersion and to limit the effect of regional and local economic conditions on the Contract Pool, Contracts with Obligors with mailing addresses in any one state (except with respect to Contracts with Obligors with mailing addresses in Texas) do not exceed 7.33% of the Cut-off Date Pool Principal Balance.


Servicing

     CITSF services, through its Asset Service Center, manufactured housing, home equity, recreational vehicle, marine and other consumer loans. CITSF services all of the manufactured housing contracts it purchases or originates, whether on an individual basis or in bulk. CITSF is actively seeking arrangements pursuant to which it will service manufactured housing contracts held by other entities. Such contracts would not be purchased by CITSF or sold to such other entities by CITSF. Generally, such servicing responsibilities are, and would be, also carried out through CITSF's Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such manufactured homes if the market is favorable.

     The following table shows the composition of the CITSF portfolio, including conventional manufactured housing contracts serviced by CITSF on the dates indicated:

                       THE CIT GROUP/SALES FINANCING, INC

                                                             At December 31,                                     At September 30,
                           ----------------------------------------------------------------------------------   ------------------
                                 1991                  1992                  1993                 1994                 1995
                          ------------------   -------------------   -------------------  -------------------   ------------------
                          (Number) (Dollars)   (Number)   (Dollars)  (Number)  (Dollars)  (Number)  (Dollars)  (Number)   (Dollars)
                                                                   (Dollars in thousands)
Unpaid principal balance
  of contracts being
  serviced
   MH - Non-Recourse .   11,397   $  275,999     9,282   $  281,838    9,959  $  251,371   17,314  $  498,296   21,711   $  657,034
   MH - Recourse .....   19,739      215,568    17,081      183,129   14,031     142,246        0           0        0            0
   MH - Service
     Retained(1) .....        0            0     3,328       43,831    6,983     175,554    8,118     188,381   10,350      283,630
   MH - Serviced
     For Others ......      675       17,833    19,949      296,547   16,925     240,499   14,167     191,475   37,991      364,732
                         ------   ----------    ------   ----------   ------  ----------  -------  ----------  -------   ----------
   Total MH. .........   31,811   $  509,400    49,640   $  805,345   47,898  $  809,670   39,599  $  878,152   70,052   $1,305,396
   RV-Owned ..........   39,648      845,601    43,309      930,326   46,861   1,021,768   42,976     898,024   31,686      662,878
   RV-Service
     Retained(1) .....        0            0         0            0        0           0    4,827     118,267   20,214      468,142
                         ------   ----------    ------   ----------   ------  ----------  -------  ----------  -------   ----------
   Total RV ..........   39,648   $  845,601    43,309   $  930,326   46,861  $1,021,768   47,803  $1,016,291   51,900   $1,131,020
   Home Equity. ......        0            0         0            0    3,545     131,322   13,545     570,772   23,839      930,558
   Other .............    6,942      101,022     1,126       19,485    1,572      41,944    1,310      74,823    5,689      145,476
                         ------   ----------    ------   ----------   ------  ----------  -------  ----------  -------   ----------
Total Contracts
  Serviced ...........   78,401   $1,456,023    94,075   $1,755,156   99,876  $2,004,704  102,257  $2,540,038  151,480   $3,512,450
                         ======   ==========    ======   ==========   ======  ==========  =======  ==========  =======   ==========

----------

MH = Manufactured Housing

RV = Recreation Vehicle

(1)  Represents Contracts securitized with servicing retained.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Yield Considerations".

     The Contracts have maturities at origination ranging from 2 years to 30 years, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the average life of the Offered Certificates. Based on CITSF's experience with the portfolio of manufactured housing contracts serviced by it, CITSF anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of Contracts by CITSF on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Offered Certificates. The prepayment experience on manufactured housing contracts varies greatly. Although most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home, CITSF currently expects to permit assumptions of Contracts if the purchaser of the related Manufactured Home satisfies CITSF's then-current underwriting standards.

     The allocation of distributions of principal to the Senior Certificateholders on each Remittance Date prior to the Class A-5 Cross-over Date, and on any Remittance Date on or after the Class A-5 Cross-over Date on which a Class A-5 Principal Distribution Test or on or after the Class B Class-over Date on which a Class B Principal Distribution Test, as applicable, is not satisfied, will have the effect of accelerating the amortization of the Senior Certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Principal Balance of each Class. In addition, the sequential allocation of distributions of principal among the Senior Certificates will have the effect of accelerating the
amortization   first  of  the  Class  A-1  Certificates,   then  the  Class  A-2
Certificates, then the Class A-3 Certificates and then the Class A-4 Certificates from the amortization that would be applicable if the principal were distributed pro rata according to their respective principal balance. If a Class of Offered Certificates is purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Class of Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     Until the Class A-5 Cross-over Date, and on any Remittance Date on or after the Class A-5 Cross-over Date on which a Class A-5 Principal Distribution Test or a Class B Principal Distribution Test, as applicable, is not satisfied, the Senior Certificateholders will receive all payments of principal which are made on the Contracts except for payment of the Principal Liquidation Loss Amount to the Class B Certificateholders pursuant to the Limited Guarantee. The rate of principal payments on the Class A-5 and Class B Certificates and the aggregate amount of distributions on the Class A-5 and Class B Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. See "Description of the Certificates--Subordination of the Subordinated Certificates".

     There can be no assurance that the delinquency or repossession experience set forth under "The Contract Pool--Delinquency, Loan Loss and Liquidation Experience" will be representative of the results that may be experienced with respect to the Contracts.

     Each of the Company and the Servicer has the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option". In addition, ninety days following a Remittance Date as of which the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance (and only if the Servicer and the Company have not exercised the repurchase option described above), the Trustee shall solicit bids for the purchase of the Contracts remaining in the Trust. See "Description of the Certificates--Auction Sale".

     Although Contract Rates on the Contracts vary, in the event that, with respect to a particular class of Certificates, a large number of Contracts having Net Contract Rates equal to or higher than the applicable Remittance Rate (without giving effect to the maximum rate) were to prepay while Contracts having Net Contract Rates lower than such Remittance Rate did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support such Remittance Rate, then the Remittance Rate for such Class of Certificates would be equal to the weighted average of the Net Contract Rates on each Contract remaining in the Contract Pool. A reduction in the Contract Rate as a result of a bankruptcy of an Obligor would have a similar effect. The "Net Contract Rate" is the contractual rate of interest payable under a Contract (the "Contract Rate"), less the Monthly Servicing Fee allocable to such Contract for such Due Period. The weighted average Net Contract Rate of all Contracts in the Contract Pool as of the Cut-off Date was approximately 9.17%. Principal prepayments received from Obligors on the Contracts will be applied by the Servicer on the date received to reduce the principal balance of the related Contract in such Due Period. Obligors are not required to pay interest on Contracts after the date of a full prepayment of principal. As a result, prepayments on Contracts in advance of the scheduled payment dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period and available to be passed through to Holders of Certificates on the following Remittance Date. Subject to the availability of the subordination provided by the Class A-5 Certificates, the Class B Certificates and the Class R Certificates, such subordination would apply to the net shortfall of interest received on account of prepayments in full in any Due Period so that the amount of interest paid on each Class of Senior Certificates on the following Remittance Date would not be affected by such shortfall.

     To the extent that the Amount Available is not sufficient to pay to the holders of the Class A-5 Certificates all payments of interest to which such Certificateholders are entitled on such Remittance Date, as described above under "Description of the Certificates--Interest on Class A-5 Certificates", the Trustee will withdraw the amount of such deficiency from the Certificate Account from funds which would otherwise constitute part of the Amount Available for the following Remittance Date, to the extent sufficient funds are available therefor, and distribute such amount to the Class A-5 Certificateholders. In such event, the Amount Available to be distributed to all Certificateholders, including the Senior Certificates, on the next Remittance Date will be reduced by such amount.

     The final scheduled payment date on the Contract with the latest maturity is in November 2025.

     Certain statistical information relating to the payment behavior of nonrecourse manufactured housing contracts originated by CITSF and CITCF-NY (including contracts acquired from dealers which originated the contracts in accordance with CITSF's underwriting criteria) is set forth below. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, prospective Certificateholders should consider that the Company has performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of nonrecourse manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, no assurance can be given that the prepayment experience of the Contracts will exhibit prepayment behavior similar to the behavior summarized in the following table. In addition to the foregoing, prospective Certificateholders should consider that the table set forth below is limited to the period covered therein and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond such periods.

     The following table sets forth, with respect to all of the nonrecourse manufactured housing contracts originated by CITSF and CITCF-NY (including contracts acquired from dealers which originated the contracts in accordance with CITSF's underwriting criteria) in each year since 1990, the aggregate initial principal balance of the contracts originated in such year, the approximate aggregate principal balance outstanding on the contracts originated in such year as of the last day of such year and the approximate aggregate principal balance outstanding on the contracts originated in such year as of the end of each subsequent fiscal quarter.

      Information Regarding Principal Reduction on Nonrecourse Manufactured
               Housing Contracts Originated by CITSF and CITCF-NY
                             (Dollars in thousands)

Year of Origination ............     1990(3)          1991(3)          1992(3)         1993(3)       1994(3)
Volume (1) .....................     $69,611          $74,262          $70,109        $139,200      $262,522
Aggregate Principal Balance (2):
12/31/90 .......................     $62,800
03/31/91 .......................      61,900
06/30/91 .......................      61,000
09/30/91 .......................      59,900
12/31/91 .......................      59,100          $65,700
03/31/92 .......................      56,700           63,400
06/30/92 .......................      54,000           61,500
09/30/92 .......................      52,100           59,700
12/31/92 .......................      50,400           57,900          $67,200
03/31/93 .......................      48,700           56,700           65,200
06/30/93 .......................      47,100           54,900           61,900
09/30/93 .......................      44,600           53,000           59,900
12/31/93 .......................      41,200           49,800           56,700        $134,400
03/31/94 .......................      38,900           47,300           53,600         130,500
06/30/94 .......................      37,000           44,700           51,100         127,000
09/30/94 .......................      35,400           42,800           49,400         124,400
12/31/94 .......................      33,500           40,500           47,900         121,100      $255,900
03/31/95 .......................      32,000           38,700           46,700         119,000       252,900
06/30/95 .......................      30,800           37,600           45,200         116,400       248,400
09/30/95 .......................      29,500           35,800           43,700         113,000       241,900

----------

(1) Volume represents aggregate initial principal balance of each contract originated in a particular year.

(2) Approximate aggregate principal balance as of any date represents the approximate aggregate principal balance outstanding on each contract originated in a particular year.

(3) Includes manufactured housing contracts sold by CITSF in connection with other securitizations which CITSF is servicing.

Weighted Average Life of the Offered Certificates

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each Class of Offered Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus ("MH Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts.

     As used in the following tables, a prepayment assumption of "100% of the MH Prepayment Model" assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% of the MH Prepayment Model assumes a constant prepayment rate of 6.0% per annum each month. As used in the following table "0% of the MH Prepayment Model" assumes no prepayments on the Contracts; "150% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 150% of the MH Prepayment Model assumed prepayment rates; "200% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the MH Prepayment Model assumed prepayment rates; and "300% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 300% of the MH Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayment of the Contracts will conform to any level of the MH Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

     Except for payment of the Principal Liquidation Loss Amount to the Class B Certificateholders pursuant to the Limited Guarantee, payments of principal on the Class A-5 and Class B Certificates will not commence (i) in the case of the Class A-5 Certificates, until the Class A-5 Cross-over Date, and will not be made on that Remittance Date, or any subsequent Remittance Date, on which a Class A-5 Principal Distribution Test is not satisfied (unless the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance and the Class A-4 Principal Balance have been reduced to zero) or, (ii) in the case of the Class B Certificates, until the Class B Cross-over Date, and will not be made on that Remittance Date or on any subsequent Remittance Date on which a Class B Principal Distribution Test is not satisfied (unless the Class A-4 Principal Balance has been reduced to zero). This will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust of the Class A-5 and Class B Certificates.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MH Prepayment Model set forth in the table; (ii) either the Servicer or the Company exercises its right of optional termination described above; (iii) the Contracts have been grouped into ___ pools having the characteristics as of the Cut-off Date set forth in the table entitled "Assumed Contract Characteristics" below; (iv) the Class A-1 Certificates initially
represent $             of the Cut-off Date Pool Principal Balance and will have
a Class  A-1  Remittance  Rate of    %,  the Class  A-2  Certificates  initially
represent $             of the Cut-off Date Pool Principal Balance and will have
a Class  A-2  Remittance  Rate of    %,  the Class  A-3  Certificates  initially
represent $             of the Cut-off Date Pool Principal Balance and will have
a Class  A-3  Remittance  Rate of    %,  the Class  A-4  Certificates  initially
represent $             of the Cut-off Date Pool Principal Balance and will have
a Class  A-4  Remittance  Rate of    %,  the Class  A-5  Certificates  initially
represent $             of the Cut-off Date Pool Principal Balance and will have
a Class  A-5  Remittance  Rate of    % and the  Class B  Certificates  initially
represent $             of the Cut-off Date Pool Principal Balance and will have
a Class B Remittance Rate of %; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the Offered Certificates on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter), commencing on December 15, 1995; and (viii) the Offered Certificates are issued on , 1995.

     No representation is made that the Contracts will not experience delinquencies, or that losses will not be experienced at the rates assumed above or at any other rate and in fact historically there have been delinquencies and losses.
                        Assumed Contract Characteristics

                                                                  Original Term       Remaining Term
                              Current                              to Maturity          to Maturity
   Pool                  Principal Balance     Contract Rate         (Months)            (Months)
   ----                  -----------------     -------------      -------------       --------------







                           -------------          ----------       -----------          ------------
Total                      $                                %
                           =============          ==========       ===========          ============

     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Principal Balances outstanding and the weighted average life of each Class of the Offered Certificates set forth in the tables. In addition, since the actual Contracts and the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on each of the Offered Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that Contracts will prepay at any constant percentage of the MH Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the MH Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is 254 months.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the projected weighted average life of the Offered Certificates and set forth the percentages of the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance and the Original Class B Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the MH Prepayment Model.

                      Percentage of the Original Principal
             Balance of the Class A-1 Certificates at the Respective Percentages of the MH Prepayment Model Set Forth Below:

 Date                                         0%         75%        100%       150%        200%        300%
-----                                        ----       -----      ------    -------      ------      ------
Initial Percentage .............. ......    100         100         100        100         100         100


















Weighted Average Life
  (1) (years) ..........................

----------

(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.


                      Percentage of the Original Principal
             Balance of the Class A-2 Certificates at the Respective Percentages of the MH Prepayment Model Set Forth Below:


 Date                                         0%         75%        100%       150%        200%        300%
-----                                        ----       -----      ------    -------      ------      ------
Initial Percentage .............. ......    100         100         100        100         100         100


















Weighted Average Life
  (1) (years) ..........................

----------

(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

                      Percentage of the Original Principal
             Balance of the Class A-3 Certificates at the Respective Percentages of the MH Prepayment Model Set Forth Below:


 Date                                         0%         75%        100%       150%        200%        300%
-----                                        ----       -----      ------    -------      ------      ------
Initial Percentage .............. ......    100         100         100        100         100         100


















Weighted Average Life
  (1) (years) ..........................

----------

(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.


                      Percentage of the Original Principal
             Balance of the Class A-4 Certificates at the Respective Percentages of the MH Prepayment Model Set Forth Below:


 Date                                         0%         75%        100%       150%        200%        300%
-----                                        ----       -----      ------    -------      ------      ------
Initial Percentage .............. ......    100         100         100        100         100         100


















Weighted Average Life
  (1) (years) ..........................

----------

(1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

                      Percentage of the Original Principal
             Balance of the Class A-5 Certificates at the Respective Percentages of the MH Prepayment Model Set Forth Below:


 Date                                         0%         75%        100%       150%        200%        300%
-----                                        ----       -----      ------    -------      ------      ------
Initial Percentage .............. ......    100         100         100        100         100         100


















Weighted Average Life
  (1) (years) ..........................

----------

(1) The weighted average life of a Class A-5 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-5 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-5 Certificate.


                      Percentage of the Original Principal
              Balance of the Class B Certificates at the Respective
             Percentages of the MH Prepayment Model Set Forth Below:


 Date                                         0%         75%        100%       150%        200%        300%
-----                                        ----       -----      ------    -------      ------      ------
Initial Percentage .............. ......    100         100         100        100         100         100


















Weighted Average Life
  (1) (years) ..........................

----------

(1) The weighted average life of a Class B Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B Certificate.

     Attached hereto as Annex A are tables which set forth the weighted average life, first principal payment date, last principal payment date and the yield at various assumed offering prices of each Class of Offered Certificates under various prepayment scenarios.

                         DESCRIPTION OF THE CERTIFICATES

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates".

     The Certificates will be issued pursuant to the Agreement between the Company, CITSF, as Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference. Wherever provisions of the Agreement are referred to, such provisions are incorporated herein by reference.

General

     The  Offered  Certificates  will  be  issued  in  book-entry  form  only in denominations equal to $1,000 or any integral multiple of $1,000 in excess thereof, except for one Certificate of each Class with a denomination representing any remainder of the Original Principal Balance of such Class. The percentage interest (the "Percentage Interest") of an Offered Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance and the Original Class B Principal Balance, as appropriate.

     The Senior Certificates in the aggregate will represent an initial % (approximate) undivided interest in the Trust. The Class A-5 Certificates will represent an initial % (approximate) undivided interest in the Trust. The Class B Certificates will represent an initial % (approximate) undivided interest in the Trust. The Trust will consist of all right, title and interest of the Company in and to the Contracts, including, without limitation, the security interests in the Manufactured Homes securing such Contracts and any related mortgages, deeds of trust or similar instruments, all rights to payments received by the Company on or with respect to the Contracts on and after the Cut-off Date, all rights under certain hazard insurance policies on individual Manufactured Homes, proceeds from the errors and omissions protection policy and any blanket hazard insurance policies maintained pursuant to the Agreement, to the extent such proceeds relate to the Contracts or the Manufactured Homes, all documents contained in the Contract files, amounts held for the Trust in the Certificate Account and all proceeds in any way derived from any of the foregoing. (Section 2.01.)

     Distributions on the Certificates will be made by the paying agent as specified in the Agreement, which shall be an Eligible Institution (the "Paying Agent"), on each Remittance Date to persons in whose names the Certificates are registered as of the preceding Record Date. The Remittance Date for the Certificates will be the 15th day of each calendar month (or if such day is not a business day, the next succeeding business day) commencing on December 15, 1995. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register, provided that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment by wire transfer or immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date. Final payments will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.) See "Registration of the Offered Certificates" below.

Conveyance of Contracts

     Pursuant to the Agreement, on the Closing Date the Company will sell without recourse, except for certain representations and warranties made by CITSF in the Agreement and certain indemnities by the Servicer, to the Trustee in trust all right, title and interest of the Company in each Contract and all its right, title and interest in all principal and interest received on each such Contract on and after the Cut-off Date; provided, however, that the Company will reserve and retain all its right, title and interest in principal and interest collected (including Prepayments) on each Contract prior to the Cut-off Date.

     CITSF will make certain representations and warranties described in the Prospectus under "Description of the Certificates--Conveyance of Contracts", with respect to each Contract as of the Closing Date. In addition to the representations and warranties described in the Prospectus under "Description of the Certificates--Conveyance of Contracts", CITSF will make certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors on the Contracts as of the Cut-off Date equals the Cut-off Date Pool Principal Balance; (ii) as of the Cut-off Date no more than 7.33% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes with Obligors having mailing addresses in any one state (except with respect to Contracts secured by Manufactured Homes with Obligors having mailing addresses in Texas) and no more than 1.24% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes located in an area with the same zip code; (iii) no more than 8.85% of the Cut-off Date Pool Principal Balance is attributable to loans to purchase used Manufactured Homes; (iv) as of the Cut-off Date, no Contract has a remaining term to stated maturity of less than 22 or more than 360 months; (v) the first payment date of each Contract is in or after April 1995; (vi) except for the effect of the representations and warranties of CITSF, no adverse selection procedures were employed in selecting the Contracts; (vii) at the time of origination (a) no more than 3.34% of the Contracts by Cut-off Date Pool Principal Balance had loan-to-value ratios of greater than 96% and (b) each of the Contracts had a loan-to-value ratio not greater than 101%. (Article III).

Payments on Contracts; Distributions on Certificates

     The Trustee, on behalf of the Trust, will establish and maintain the Certificate Account at a depository institution or trust company (which may be the Trustee or an affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and (unless the Certificate Account is a trust account maintained in the corporate trust department of such depository institution) whose short-term deposits have been rated P-1 by Moody's or A-1 by Standard & Poor's, or in one of the two highest rating categories by Moody's and Standard & Poor's in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). (Section 1.02.) The Servicer may (except in certain instances specified in the Agreement) authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least a Aa rating by Moody's or the highest rating by Standard & Poor's; commercial paper assigned a P-1 rating by Moody's or A-1 by Standard & Poor's at the time of such investment; and other investments as approved by Moody's and Standard & Poor's (which may include money market or other funds including such money market and other funds for which the Trustee or any affiliate of the Trustee serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or subcustodian and collects certain fees and expenses in connection therewith). (Section 5.05.)

     Except as set forth in the succeeding sentence, all payments from or on behalf of Obligors on the Contracts received by the Servicer, including principal prepayments and advance payments by Obligors not constituting principal prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than two business days following receipt thereof, except amounts received as late payment fees, extension fees, assumption fees or similar fees, which fees, together with any net income and gain from investments of funds in the Certificate Account, are included as part of the Servicer's servicing fees; provided, however, that, subject to compliance with the Agreement, for as long as CITSF remains the Servicer under the Agreement and CITSF remains a direct or indirect subsidiary of CIT, and if CIT has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and either a short-term debt rating of P-1 or higher or a long-term debt rating of at least A2 by Moody's, and the Trustee shall have received an opinion of counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust as a REMIC or result in the imposition of a tax on the Trust, the Servicer will not be required to make such deposits into the Certificate Account (the "Delayed Deposits") until the business day immediately preceding the Remittance Date following the last day of the Due Period within which such payments were processed by the Servicer. In addition, (i) amounts paid by CITSF for Contracts repurchased as a result of breach of warranties under the Agreement, and amounts required to be deposited upon substitution of a Contract because of breach of warranties, as described under "Description of the Certificates--Conveyance of Contracts" in the Prospectus and (ii) Monthly Advances shall be paid into the Certificate Account. The Servicer will not be required to deposit in the Certificate Account amounts relating to the Contracts attributable to the following: (a) amounts received with respect to each Contract (or property acquired in respect thereof) that has been purchased by CITSF pursuant to the Agreement and that are not required to be distributed to Certificateholders, (b) Liquidation Expenses to the extent permitted by the Agreement, (c) the payment of certain taxes that are reimbursable under the Agreement, (d) net investment earnings on funds deposited in the Certificate Account, (e) amounts to be reimbursed to the Servicer in respect of unrecoverable Monthly Advances and (f) amounts received in respect of the amounts, if any, of insurance premiums added to the principal balance of a Contract after the Cut-off Date for each such Contract to the extent permitted by the Agreement. See "Description of the Certificates--Servicing--Servicing Compensation and Payment of Expenses" in the Prospectus. "Liquidation Expenses" are out-of-pocket expenses (exclusive of any overhead expenses) incurred by the Servicer in connection with the liquidation of a defaulted Contract, including, without limitation, legal fees and expenses and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition. (Section 1.02.) Except with respect to Monthly Advances as set forth below, the Servicer will not make any advances with respect to delinquent payments on the Contracts.

     On the Determination Date the Servicer will determine the Amount Available and the amounts to be distributed on the Certificates for such Remittance Date. The "Amount Available" on any Remittance Date is equal to all amounts on deposit in the Certificate Account attributable to collections or deposits made in respect of such Contracts in the related Due Period, together with the purchase price for any Contract repurchased by CITSF resulting from breaches of certain representations or warranties or repurchased by the Servicer resulting from breaches of certain covenants, in each case as set forth in the Agreement, paid on or prior to the last day of the related Due Period (or the Delayed Deposit, if applicable) less the following amounts: any repossession profits on defaulted Contracts; Advance Payments in respect of the Due Period just ended; amounts payable to the Servicer to reimburse it for any REMIC "prohibited transaction" tax imposed on the Trust and paid by the Servicer; Liquidation Expenses incurred and taxes advanced by the Servicer in respect of Manufactured Homes that are reimbursable to the Servicer under the Agreement; any amounts incorrectly deposited in the Certificate Account; amounts used to pay interest on the Class A-5 Certificates on the Remittance Date occurring in such Due Period from such Amount Available; and net investment earnings on the funds in the Certificate Account due to the Servicer pursuant to the Agreement and any other amounts permitted to be withdrawn from the Certificate Account by the Servicer pursuant to the Agreement. (Sections 1.02 and 8.02.) Under the Agreement, if on the Determination Date the Servicer determines that the Amount Available is otherwise sufficient to make all required distributions to the Holders of the Offered Certificates on the next succeeding Remittance Date, the Servicer (provided CITSF is the Servicer) shall not be obligated to deposit into the Certificate Account the amount of the Monthly Servicing Fee due and owing to the Servicer on such Remittance Date. The Servicer shall not be permitted to withhold the amount of its Monthly Servicing Fee, however, if, on such Determination Date, the Amount Available at such time is not sufficient to make the required distributions to the Holders of the Offered Certificates.

     The Trustee will withdraw funds from the Certificate Account to make payments to Certificateholders at the direction of the Servicer. From time to time, as provided in the Agreement, the Trustee will also withdraw funds from the Certificate Account to make payments to the Servicer and to make payments to CIT of the Guarantee Fee. In the event CITSF is no longer the Servicer, the Monthly Servicing Fee will be paid to the successor Servicer prior to any distributions to Certificateholders. (Sections 1.02 and 8.02.)

Distributions

     Distributions of interest and principal on each Remittance Date to Holders of each Class of the Offered Certificates will be made first on account of interest and then principal in the following order of priority: first to the Senior Certificateholders, then to the Class A-5 Certificateholders, and then to the Class B Certificateholders, in each case in the amounts and according to the priority described below.

     The Record Date is the last business day of the month prior to the month of the related Remittance Date. The period for which interest on the outstanding Principal Balance of each Class of Offered Certificates is payable shall be the period from the most recent Remittance Date on which interest has been paid to but excluding the following Remittance Date (or, in the case of the initial Remittance Date, from November , 1995 to but excluding such initial Remittance
Date) (the "Interest Accrual Period").

     The Remittance Rate for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B Certificates on each Remittance Date will be %, %,
   %, %, % and %, respectively, and, in each case, will be subject to a maximum rate equal to the weighted average of the Net Contract Rates on each Contract in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In the event that, with respect to a particular Class of Certificates, a large number of Contracts having Net Contract Rates equal to or higher than the applicable stated Remittance Rate were to prepay while the Contracts having Net Contract Rates lower than such Remittance Rate (without giving effect to the maximum rate) did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support such Remittance Rate, then the Remittance Rate for such Class of Certificates would be equal to the weighted average of the Net Contract Rates on each Contract remaining in the Contract Pool as of the first day of the related Due Period.

     Each Class of the Offered Certificates initially will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC") and will only be available in the form of book-entries on the records of DTC and its Participants (as hereafter defined). Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

     The Servicer will furnish to the Trustee, and the Trustee, so long as it has received such statement or statements, will send with each distribution on a Remittance Date to each Holder of Offered Certificates (or to DTC), a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal (including principal prepayments, if any) and (ii) the amount of such distribution allocable to interest. (Section 6.05.)

Interest on Senior Certificates

     Interest accruing during the related Interest Accrual Period (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently on each outstanding Class of Senior Certificates on each Remittance Date, to the extent of the Amount Available (including any Monthly Advances) on such date,
(i) in an amount equal to one-twelfth of the product of the Remittance Rates applicable to each Class (subject in each case, to a maximum rate equal to the weighted average of the Net Contract Rate on each Contract in the Contract Pool) and the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance or the Class A-4 Principal Balance, as appropriate, as of the preceding Remittance Date (after giving effect to distributions of principal and interest to be made on such Remittance Date) or (ii) in the case of the first Remittance Date, in an amount equal to interest accruing from the Closing Date to but excluding the first Remittance Date, at the applicable Remittance Rate, on the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, or the Original Class A-4 Principal Balance, as appropriate. (Sections 1.02 and 8.01.) The Class A-1 Principal Balance as of any Remittance Date is the Original Class A-1 Principal Balance less all amounts previously distributed to holders of Class A-1 Certificates on account of principal; the Class A-2 Principal Balance as of any Remittance Date is the Original Class A-2 Principal Balance less all amounts previously distributed to holders of Class A-2 Certificates on account of principal; the Class A-3 Principal Balance as of any Remittance Date is the Original Class A-3 Principal Balance less all amounts previously distributed to holders of Class A-3 Certificates on account of principal; and the Class A-4 Principal Balance as of any Remittance Date is the Original Class A-4 Principal Balance less all amounts previously distributed to holders of Class A-4 Certificates on account of principal. (Section 1.02.) In the event that, on a particular Remittance Date, the Amount Available (including any Monthly

Advances) in the Certificate Account is not sufficient to make a full distribution of the amount of interest to which the Holders of each Class of Senior Certificates are entitled, the Amount Available will be distributed among the outstanding Classes of Senior Certificateholders pro rata based on the aggregate amount of interest due on each such Class of Senior Certificates, and the amount of the shortfall will be allocated among each outstanding Class of Senior Certificates pro rata based on the aggregate amount of interest due on each such Class. The portion of the shortfall allocated to each such Class will be carried forward and added to the amount the Holders of such Class will be entitled to receive on the next Remittance Date and every succeeding Remittance Date thereafter until paid. (Section 1.02.) Such a shortfall could occur, for example, if losses realized on the Contracts were exceptionally high and were concentrated in a particular Due Period. Any such amount so carried forward will bear interest at the Class A-1 Remittance Rate, the Class A-2 Remittance Rate, the Class A-3 Remittance Rate and the Class A-4 Remittance Rate, as applicable, to the extent permitted by law.

     The aggregate amount, as of any Remittance Date, to be distributed to all Classes of Senior Certificateholders in respect of interest is hereinafter referred to as the "Senior Interest Distribution Amount".

Principal on Senior Certificates

     Commencing on the first Remittance Date and on each Remittance Date thereafter, Holders of the Senior Certificates will be entitled to receive on each Remittance Date as payment of principal, to the extent of the Amount Available in the Certificate Account on such date after the payment of the Senior Interest Distribution Amount, the Senior Percentage of the Formula Principal Distribution Amount.

     The "Formula Principal Distribution Amount" will equal the sum of (i) all payments of principal received in respect of each outstanding Contract during such Due Period, (ii) the Stated Principal Balance of each Contract which, during the related Due Period, was purchased by CITSF pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial principal prepayments applied and all principal prepayments in full received during such Due Period, (iv) the Stated Principal Balance of each Contract that became a Liquidated Contract during such Due Period, (v) the aggregate amount of Cram Down Losses during such Due Period, and (vi) any Formula Principal Distribution Amount for any prior Remittance Date which was not distributed on a prior Remittance Date.

     The "Stated Principal Balance" of a Contract as of any Remittance Date is its unpaid principal balance at the end of the related Due Period. The "Due Date" for a Contract is its scheduled payment date. The "Pool Stated Principal Balance" is the aggregate of the Stated Principal Balances of all of the Contracts outstanding at the end of a Due Period (other than Liquidated
Contracts and Contracts purchased by CITSF pursuant to the Agreement). A "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and the real estate, if any, securing such Contract have been recovered. (Section 1.02.) "Cram Down Loss" means, with respect to a Contract, if a United States Bankruptcy court, or any other court having jurisdiction, shall have issued an order determining that the allowed amount of the secured claim with respect to such Contract is less than the outstanding amount owed on such Contract, and/or otherwise modified or restructured the payments on such Contract, an amount equal to, the excess of the principal balance of such Contract immediately prior to such order over the allowed amount of the secured claim. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

     The Senior Percentage will equal 100% for any Remittance Date prior to the Class A-5 Cross-over Date (as defined below), and for any Remittance Date on or after the Class A-5 Cross-over Date on which any Class A-5 Principal Distribution Test (as defined below) has not been satisfied (or, if the Class A-5 Certificate Balance has been reduced to zero, if any Class B Principal Distribution Test has not been satisfied on such Remittance Date). On each Remittance Date on or after the Class A-5 Cross-over Date, if each Class A-5 Principal Distribution Test has been satisfied on such Remittance Date (or, if the Class A-5 Certificate Balance has been reduced to zero, if each Class B Principal Distribution Test has been satisfied on such Remittance Date), the Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance for such Remittance Date and the denominator of which is the Pool Stated Principal Balance for the immediately preceding Remittance Date.

     The Senior Percentage of the Formula Principal Distribution Amount will be distributed sequentially, to the extent of the Amount Available after payment of the Senior Interest Distribution Amount, first to the Class A-1

Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero and then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero (the "Class A-4 Cross-over Date"). When the Principal Balance of a Class of Senior Certificates is reduced to zero, no further distributions will be made to the Holders of such Class.

     In the event that, on any Remittance Date prior to the Class A-4 Cross-over Date, the Pool Stated Principal Balance at the close of business on the last day of the related Due Period would be less than the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance on such Remittance Date after giving effect to distributions of principal to be made on such date (the "Senior Principal Balance"), then the Amount Available remaining after distribution of the Senior Interest Distribution Amount will be distributed to the Classes of Senior Certificates on a pro rata basis as a distribution of the Senior Percentage of the Formula Principal Distribution Amount, and the amount of the shortfall will be allocated pro rata among the outstanding Classes of Senior Certificates, based upon their respective outstanding Principal Balances. On any Remittance Date on which there exists any previously undistributed shortfalls in the Senior Percentage of the Formula Principal Distribution Amounts which have been allocated among the outstanding Classes of Senior Certificates, the aggregate amount of such shortfalls will be distributed to the extent of the Amount Available remaining after distribution of the Senior Interest Distribution Amount, pro rata among such Classes of Senior Certificates based upon their respective unreimbursed shortfalls. Such distributions in respect of previously allocated shortfalls with respect to the Senior Percentage of the Formula Principal Distribution Amounts will be made prior to any distribution being made on a Remittance Date to the Class of Senior Certificates then entitled to receive the Senior Percentage of the Formula Principal Distribution Amount.

Interest on Class A-5 Certificates

     Following the payment to the Senior Certificateholders of the Senior Interest Distribution Amount and the Formula Principal Distribution Amount payable to the Senior Certificateholders, interest accruing during the related Interest Accrual Period (computed on the basis of a 360-day year of twelve 30-day months), will be paid to the Class A-5 Certificateholders on each
Remittance  Date,  to the  extent  of the  remaining  Amount  Available  on such
Remittance  Date,  (i) in an amount equal to  one-twelfth  of the product of the
Class A-5 Remittance Rate and the Class A-5 Principal Balance as of the preceding Remittance Date (after giving effect to distributions of principal and interest to be made on such Remittance Date), or (ii) in the case of the first Remittance Date in an amount equal to interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class A-5 Remittance Rate, on the Original Class A-5 Principal Balance . The Class A-5 Remittance Rate is subject to a maximum rate equal to the weighted average of the Net Contract Rates on each Contract in the Contract Pool. The Class A-5 Principal Balance is the Original Class A-5 Principal Balance less the sum of all amounts previously distributed to Class A-5 Certificateholders in respect of principal. In the event that, on a particular Remittance Date, the Amount Available, after payment of the Senior Interest Distribution Amount and the Formula Principal Distribution Amount payable to the Senior Certificateholders is not sufficient to make a full distribution of interest to the Class A-5 Certificateholders, (i) the Trustee will withdraw the amount of such deficiency from the Certificate Account from the funds, if any, which would otherwise constitute part of the Amount Available for the following Remittance Date, and (ii) the amount of any remaining deficiency will be carried forward and added to the amount such Holders will be entitled to receive on the next Remittance Date, and every Remittance Date thereafter until paid. Any such amount so carried forward will bear interest at the Class A-5 Remittance Rate, to the extent permitted by law.

     The amount, as of any Remittance Date, to be distributed to Class A-5 Certificateholders in respect of interest is hereinafter referred to as the "Class A-5 Interest Distribution Amount".

Principal on Class A-5 Certificates

     Payments of principal on the Class A-5 Certificates will not commence until the Class A-5 Cross-over Date (unless the Class A-4 Principal Balance has been reduced to zero), and will be made on that Remittance Date and each Remittance Date thereafter only if each of the following tests (each a "Class A-5 Principal

Distribution Test") is satisfied on such Remittance Date (unless the Class A-4 Principal Balance has been reduced to zero): (i) the Average Sixty-Day Delinquency Ratio (as defined below) as of such Remittance Date must not exceed 5%; (ii) the Average Thirty-Day Delinquency Ratio (as defined below) as of such Remittance Date must not exceed 7%; (iii) the Current Realized Loss Ratio (as defined below) as of such Remittance Date must not exceed 2.75%; (iv) the Cumulative Realized Losses (as defined below) as of such Remittance Date must not exceed a certain percentage of the Cut-off Date Pool Principal Balance specified in the Agreement, depending on the year in which such Remittance Date occurs; (v) the ratio of the principal balance of the Senior Certificates to the Pool Stated Principal Balance (each, as of the immediately preceding Remittance
Date) is less than 66.75%

     The "Class A-5 Cross-over Date" will be the later of (i) the Remittance Date occurring in June 2000 and (ii) the Remittance Date on which the ratio of the principal balance of the Senior Certificates to the Pool Stated Principal Balance (each, as of the immediately preceding Remittance Date) is less than 66.75%.

     On or after the Class A-5 Cross-over Date, on each Remittance Date on which each Class A-5 Principal Distribution Test has been satisfied, or if the Class A-4 Principal Balance has been reduced to zero, the Class A-5 Percentage of the Formula Principal Distribution Amount will be paid to the Class A-5 Certificateholders to the extent of the Amount Available after payment of interest on the Class A-5 Certificates until the Class A-5 Principal Balance has been reduced to zero.

     The "Class A-5 Percentage" for any Remittance Date will be equal to 100% minus the Senior Percentage. The Class A-5 Percentage for each Remittance Date, if any, after the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, have each been reduced to zero will be equal to 100%. The "Average Sixty-Day Delinquency Ratio" for any Remittance Date will be equal to the arithmetic average, for such Remittance Date and for the two immediately preceding Remittance Dates, of a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts (including Contracts in repossession) that were delinquent 60 days or more as of the end of the Due Period preceding such Remittance Date, and the denominator of which is the Pool Stated Principal Balance as of such Remittance Date. The "Average Thirty-Day Delinquency Ratio" for any Remittance Date will be equal to the arithmetic average, for such Remittance Date and for the two immediately preceding Remittance Dates, of a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts (including Contracts in repossession) that were delinquent 30 days or more as of the end of the Due Period preceding such Remittance Date, and the denominator of which is the Pool Stated Principal Balance as of such Remittance Date. The "Current Realized Loss Ratio" for any Remittance Date will be equal to a fraction, expressed as a percentage, the numerator of which is the aggregate liquidation losses of all Contracts that became Liquidated Contracts during the three immediately preceding Due Periods, multiplied by four, and the denominator of which is the arithmetic average of the Pool Stated Principal Balance as of the third preceding Remittance Date and the Pool Stated Principal Balance as of such Remittance Date. The "Cumulative Realized Losses" for any Remittance Date will be equal to the sum of all liquidation losses of all Contracts that became Liquidated Contracts since the Cut-off Date.

Interest on Class B Certificates

     Following the payment to the Senior Certificateholders of the Senior Interest Distribution Amount and the Formula Principal Distribution Amount payable to the Senior Certificateholders and the payment to the Class A-5 Certificateholders of the Class A-5 Interest Distribution Amount and the Formula Principal Distribution Amount payable to the Class A-5 Certificateholders, interest accruing during the related Interest Accrual Period (computed on the basis of a 360-day year of twelve 30-day months) will be paid to the Class B Certificateholders on each Remittance Date, to the extent of the remaining Amount Available on such Remittance Date and the Guarantee Payment, if any (unless the Guarantee Payment Limit has been reduced to zero), (i) in an amount equal to one-twelfth of the product of the Class B Remittance Rate and the then outstanding Class B Principal Balance as of the preceding Remittance Date (after giving effect to distributions of principal and interest to be made on such Remittance Date) or (ii) in the case of the first Remittance Date in an amount equal to interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class B Remittance Rate, on the Original Class B Principal Balance. The Class B Remittance Rate is subject to a maximum rate equal to the weighted average of the Net Contract Rates on each Contract in the Contract Pool. The Class B Principal Balance is the Original Class B Principal

Balance less the sum of all amounts previously distributed to Class B Certificateholders in respect of principal. In the event that, on a particular Remittance Date, the Amount Available, after payment of the Senior Interest Distribution Amount and the Formula Principal Distribution Amount payable to the Senior Certificateholders and the payment of the Class A-5 Interest Distribution Amount and the Formula Principal Distribution Amount payable to the Class A-5 Certificateholders, is not sufficient to make a full distribution of interest to the Class B Certificateholders, (i) CIT will be required to pay the amount of such deficiency under the Limited Guarantee (unless and until the Guarantee Payment Limit has been reduced to zero), and (ii) the amount of any remaining deficiency will be carried forward and added to the amount such Holders will be entitled to receive on the next Remittance Date, and every Remittance Date thereafter until paid. Any such amount so carried forward will bear interest at the Class B Remittance Rate, to the extent permitted by law.

     The amount, as of any Remittance Date, to be distributed to Class B Certificateholders in respect of interest is hereinafter referred to as the "Class B Interest Distribution Amount".

Principal on Class B Certificates

     Prior to the Remittance Date on which the Class A-5 Principal Balance has been reduced to zero (the "Class B Cross-over Date"), the only payments of principal on the Class B Certificates will be payments of the Principal Liquidation Loss Amount (as described below) pursuant to the Limited Guarantee.

     The Class B Percentage of the Formula Principal Distribution Amount will be paid to the Class B Certificateholders, to the extent of the Amount Available
(after payment of interest on the Class B Certificates) and the Guarantee Payment Limit, until the Class B Principal Balance has been reduced to zero, on each Remittance Date on or after the Class B Cross-over Date, on which each of the following tests (each a "Class B Principal Distribution Test") is satisfied on such Remittance Date (or if the Class A-4 Principal Balance has been reduced to zero): (i) the Average Sixty-Day Delinquency Ratio as of such Remittance Date must not exceed 5%; (ii) the Average Thirty-Day Delinquency Ratio as of such Remittance Date must not exceed 7%; (iii) the Current Realized Loss Ratio as of such Remittance Date must not exceed 2.75%; (iv) the Cumulative Realized Losses as of such Remittance Date must not exceed a certain percentage of the Cut-off Date Pool Principal Balance specified in the Agreement, depending on the year in which such Remittance Date occurs; (v) the ratio of the principal balance of the Senior Certificates to the Pool Stated Principal Balance (each, as of the immediately preceding Remittance Date) is less than 66.75% and (vi) the Class B Principal Balance must not be less than $3,984,024.

     The Class B Percentage for any Remittance Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test has been satisfied will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Remittance Date, if any, after the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance have each been reduced to zero will be equal to 100% and the Class B Principal Distribution Tests need not be satisfied.

     The Class B Certificateholders will be entitled to receive a payment, pursuant to the Limited Guarantee, in the amount of the Principal Liquidation Loss Amount (if any) for each Remittance Date prior to the Class B Cross-over Date and each Remittance Date on and after the Class B Cross-over Date on which any Class B Principal Distribution Test has not been satisfied. The "Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which the sum of the Senior Principal Balance, the Class A-5 Principal Balance and the Class B Principal Balance for such Remittance Date (after giving effect to all distributions of principal on such Remittance Date and all distributions of principal made or required to be made on any prior Remittance
Date) exceeds the Pool Stated Principal Balance at the close of business on the last day of the related Due Period. The Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B Certificates and liquidation losses on the Contracts, will not be paid to the Class B Certificateholders.

     Notwithstanding the distributions to Certificateholders described above, amounts otherwise distributable to Certificateholders pursuant to the Agreement which are required to be withheld and remitted to a taxing authority shall be withheld and remitted to such taxing authority and such amounts shall be treated as actually distributed to such Certificateholders for all purposes of the Agreement.

Subordination of the Subordinated Certificates

     The rights of the Holders of the Subordinated Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the Senior Certificates, to the extent described herein. The protection afforded to each Class of Senior Certificates by means of the subordination feature will be accomplished by the preferential right of the Senior Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Subordinated Certificates, the amounts of principal and interest due such Classes on each Remittance Date out of the Amount Available in the Certificate Account on such date and, to the extent described below, by the right of the Senior Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the
Subordinated Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Senior Certificateholders of the full amount of principal and interest which they are entitled to receive and to afford such Holders protection against losses on Liquidated Contracts. On each Remittance Date, the Class A-5 Certificateholders will be entitled to receive only distributions from the Certificate Account described under "--Interest on Class A-5 Certificates" and "--Principal on Class A-5 Certificates" and the Class B Certificateholders will be entitled to receive only distributions from the Certificate Account described above under "--Interest on Class B Certificates" and "--Principal on Class B Certificates".

     The right of the Holders of the Class B Certificates and the Class R Certificates to receive distributions will be subordinated to such rights of the Class A-5 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Class A-5 Certificates of the full amount of principal and interest which they are entitled to receive and to afford such Holders protection against losses on Liquidated Contracts. The protection afforded to the Class A-5 Certificateholders will be accomplished by the preferential right of the Class A-5 Certificateholders to receive, prior to any principal distribution being made on a Remittance Date in respect of the Class B Certificates and prior to any distribution being made in respect of the Class R Certificates, the amount of principal and interest due them on each Remittance Date out of the remaining Amount Available in the Certificate Account on such date and, to the extent described below, by the right of the Class A-5 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the Holders of Class B and Class R Certificates.

     In addition, the rights of the Class R Certificateholders to receive distributions with respect to the Contracts in the Trust will be subordinated to the rights of the Senior Certificateholders, the Class A-5 Certificateholders and the Class B Certificateholders. On each Remittance Date the Class R Certificateholders will receive the remaining Amount Available, if any, after payment of the amount distributed to the Senior Certificateholders, Class A-5 Certificateholders and the Class B Certificateholders as described above (less the Monthly Servicing Fee, amounts retained by the Servicer to reimburse itself for taxes paid in respect to prohibited transactions and less the Guarantee Fee paid to CIT) plus aggregate Repossession Profits (as defined in the Agreement) and all other amounts which the Servicer is entitled to withdraw from or not deposit into the Certificate Account pursuant to the Agreement.

     In addition to the credit enhancement provided by the subordination of the Class R Certificates, the Guarantee Fee and the Monthly Servicing Fee, the Class B Certificateholders will have the benefit of the Limited Guarantee or, if
Alternate Credit Enhancement has been delivered, such Alternate Credit Enhancement. The aggregate amount of Guarantee Payments made on account of principal of the Class B Certificates (including payments made in respect of the Principal Liquidation Loss Amount) will not exceed the Initial Guarantee Payment Limit. Once the Guarantee Payment Limit has been reduced, it will not be reinstated. At any time that the Guarantee Payment Limit (or the amount available under any Alternate Credit Enhancement) has been reduced to zero, the only credit enhancement for the Class B Certificates will be the subordination of the Class R Certificates and the Monthly Servicing Fee.

     As described above, prior to the time that the Senior Principal Balance is reduced to zero, the distribution of principal to the Senior Certificateholders is intended to include the Stated Principal Balance of each Contract that became a Liquidated Contract during the Due Period next preceding the Remittance Date. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Stated Principal Balance plus accrued interest thereon, the deficiency will, in effect, be absorbed by the Class R Certificateholders, then CIT to the extent of the Guarantee Fee, then the Servicer to the extent of the Monthly Servicing Fee (so long as CITSF remains Servicer), then the Class B Certificateholders and then the Class A-5

Certificateholders. If the Amount Available is not sufficient to cover the amounts distributable to the Senior Certificateholders on a particular Remittance Date, then the amount of the Pool Stated Principal Balance available to the Class A-5 Certificateholders and Class B Certificateholders on future Remittance Dates (i.e., such Pool Stated Principal Balance less the Senior Principal Balance) will not be available to the extent of such deficiency. If the Amount Available is sufficient to cover the amounts distributable in respect of principal to the Senior Certificateholders but is not sufficient to cover the amounts distributable in respect of principal to the Class A-5 Certificateholders or the Class B Certificateholders (except to the extent of the amounts payable under the Limited Guarantee to the Class B Certificateholders), if any, on a particular Remittance Date, then the amount of the deficiency will be carried forward as an amount that the Class A-5 Certificateholders and Class B Certificateholders are entitled to receive on the next Remittance Date. Consequently, but for the effect of the relative subordination of the Guarantee Fee, the Monthly Servicing Fee (so long as CITSF remains Servicer) and amounts otherwise distributable to the Class B and Class R Certificateholders on each Remittance Date, the Class A-5 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses are less than its unpaid principal balance plus accrued and unpaid interest thereon. But for the effect of the relative subordination of the Guarantee Fee, the Monthly Servicing Fee (so long as CITSF remains Servicer) and amounts otherwise distributable to the Class R Certificateholders on each Remittance Date, the Class B Certificateholders (if the Guarantee Payment Limit has been reduced to zero) will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses are less than its unpaid principal balance plus accrued and unpaid interest thereon.

     If further liquidation losses were to continue to decrease the Pool Stated Principal Balance (which is reduced by all collections of principal on the Contracts and by the Stated Principal Balances of all Contracts that become Liquidated Contracts or were repurchased by CITSF pursuant to the Agreement, including Contracts repurchased as a result of certain breaches of representations and warranties and by Cram Down Losses) faster than distributions of principal to the Senior Certificateholders reduce the Senior Principal Balance, then the amount of the Pool Stated Principal Balance available to the Class A-5 Certificates and the Class B Certificates, and therefore the level of protection afforded by the subordination of the Class A-5 Certificates and the Class B Certificates for the benefit of the Senior Certificates, would be reduced. In the event that the Pool Stated Principal Balance is reduced by liquidation losses to an amount less than or equal to the Senior Principal Balance, all additional losses on Liquidated Contracts, to the extent not covered by future collections on the Contracts, will be absorbed by the Senior Certificates.

Limited Guarantee

     In order to mitigate the effect of the subordination of the Class B Certificates, the Class B Certificateholders are entitled to receive on each Remittance Date the Guarantee Payment, if any, under the Limited Guarantee of CIT. On each Remittance Date prior to the Class B Cross-over Date and each Remittance Date on and after the Class B Cross-over Date on which any Class B Principal Distribution Test has not been satisfied, the "Guarantee Payment" will equal the amount, if any, by which (a) the sum of (x) the amount of interest payable to the Class B Certificateholders for such Remittance Date, and (y) the Principal Liquidation Loss Amount, if any, for such Remittance Rate, exceeds (b) the Amount Available remaining after distributions of interest and principal have been paid to the holders of the Senior Certificates and the Class A-5 Certificates on such Remittance Date. On each Remittance Date on and after the Class B Cross-over Date on which each Class B Principal Distribution Test has been satisfied or the Class A-4 Principal Balance has been reduced to zero, the "Guarantee Payment" will equal the amount, if any, by which (a) the sum of the amount of interest and principal payable to the Class B Certificateholders on a Remittance Date exceeds (b) the Amount Available remaining after distributions of interest and principal, if any, have been paid to the holders of the Senior Certificates on such Remittance Date. In no event shall the amount payable on any Remittance Date under the Limited Guarantee in respect of principal on the Class B Certificates exceed the Guarantee Payment Limit in effect on such Remittance Date.

     The aggregate amount of Guarantee Payments made under the Limited Guarantee in respect of the principal on the Class B Certificates (including Guarantee Payments in respect of the Principal Liquidation Loss Amount) will not exceed $5,976,036 (the "Initial Guarantee Payment Limit"). The "Guarantee Payment Limit" will equal the lesser of (i) the Initial Guarantee Payment Limit reduced by the aggregate amount of all Guarantee Payments made under the Limited

Guarantee in respect of principal (including Guarantee Payments in respect of the Principal Liquidation Loss Amount), and (ii) the Guarantee Formula Amount. Once the Guarantee Payment Limit has been reduced, it will not be reinstated.

     At any time that the Guarantee Payment Limit has been reduced to zero, no further Guarantee Payments will be made in respect of principal or interest on the Class B Certificates, and the holders of the Class B Certificates will bear the risk of all liquidation losses on the defaulted Contracts and may suffer a loss.

     The "Guarantee Formula Amount" will be equal, on each Remittance Date, to the greater of (i) 3% of the Pool Stated Principal Balance as of the last day of the Due Period ending immediately before the Remittance Date, and (ii) the lesser of (a) $996,006 and (b) the Class B Principal Balance as of such Remittance Date (before giving effect to any distributions on such Remittance
Date). Once the Guarantee Formula Amount has been reduced, it will not be reinstated.

     The Limited Guarantee will be an unsecured general obligation of CIT and will not be supported by any collateral, letter of credit or other credit enhancement arrangement. The Agreement will specify the circumstances under which distributions that would otherwise be paid to the holder of the Class R Certificates will instead (i) be paid to CIT to reimburse it for Guarantee Payments and interest thereon, or (ii) be paid to the Alternate Credit Enhancer. As compensation for providing the Limited Guarantee (or the Alternate Credit Enhancement), CIT (or the Alternate Credit Enhancer) will be entitled to receive a Guarantee Fee on each Remittance Date equal to one-twelfth of the product of 0.25% and the aggregate outstanding principal balance of the Contracts as of the end of the second Due Period preceding such Remittance Date (or, in the case of the first Remittance Date, the Cut-off Date) (the "Guarantee Fee"), or such other fee as the Alternate Credit Enhancer, CIT and the Servicer shall determine in the case of fees payable to the Alternate Credit Enhancer.

     The Limited Guarantee may be amended from time to time by CIT, the Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to correct manifest error, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, as the case may be, (ii) to add any other provisions with respect to matters or questions arising under the Limited Guarantee which shall not be inconsistent with the provisions of the Limited Guarantee, and (iii) to add or amend any provisions as requested by Moody's, Standard & Poor's or another national statistical rating organization in order to maintain or improve the rating of the Class B Certificates (it being understood that, after the rating required by the Agreement has been obtained, neither the Trustee, the Company, CITSF or CIT is obligated to maintain or improve such rating); provided, however, that such action in clause (iii) shall not, as evidenced by an opinion of counsel for CIT, adversely affect in any material respect the interests of any Certificateholder.

     The Limited Guarantee may also be amended from time to time by CIT, the Servicer and the Trustee, with the consent of Holders of the Class B Certificates aggregating 51% or more of the Class B Principal Balance as of the preceding Determination Date, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Limited Guarantee or of modifying in any manner the rights of the Class B Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any Guarantee Payment or
(ii) grant by contract or operation of law any defense to the payment of any Guarantee Payment without the consent of the Holder of each Certificate affected thereby.

Alternate Credit Enhancement

     In the event that, at the Company's option, Alternate Credit Enhancement (as defined herein) is provided and, upon prior written notice to the Rating Agencies (as defined herein) such Rating Agencies shall have notified the Company, the Servicer and the Trust in writing that the substitution of such Alternative Credit Enhancement for the Limited Guarantee will not result in the downgrade or withdrawal of the then current rating of the Offered Certificates, and upon the delivery by the Company to the Trustee of an opinion of counsel, acceptable to the Trustee, that such action would not cause the Trust to fail to qualify as a REMIC, the Limited Guarantee shall be released and shall terminate. The Alternate Credit Enhancement may consist of cash or securities deposited by CIT or another Person (the "Alternate Credit Enhancer") in a segregated trust, escrow or collateral account (an "Alternate Credit Enhancement"). On each Remittance Date after delivery of the Alternate Credit Enhancement, an amount, equal to the lesser of the amount which would have been payable under the Limited Guarantee and the amount on deposit in such account, shall be transferred from such account to the Certificate Account to make payments to the

Class B Certificateholders. CIT shall have no obligation to replenish the funds on deposit in any such account once they have been exhausted.

     In connection with the delivery of such Alternate Credit Enhancement, the Company, the Trustee, and the Servicer may execute supplements to the Agreement to add provisions to, change or eliminate provisions of the Agreement, establish accounts for the benefit of the Alternate Credit Enhancer, grant security interests therein and provide for the investment of funds in any such account, and grant other rights to such Alternate Credit Enhancer incidental thereto, without the consent of the Certificateholders.

Distributions from the Certificate Account

     On or before the Determination Date preceding a Remittance Date, the Servicer will make a determination and inform the Trustee of the following amounts with respect to the preceding Due Period: (i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer; (iii) the aggregate purchase price of Contracts to be purchased by CITSF or the Servicer pursuant to the Agreement; (iv) the aggregate amount to be distributed as principal and interest on the Certificates on the related Remittance Date; (v) the Monthly Servicing Fee; and (vi) the Guarantee Fee.

     On each Remittance Date, after reimbursement to the Servicer of any previously unreimbursed Monthly Advances as provided in the Agreement, the Trustee will withdraw and apply amounts on deposit in the Certificate Account, to the extent of the Amount Available, to make the following payments in the following order:

           (a) Distributions on account of interest and principal to the Holders of the Offered Certificates in the amount and priority set forth herein, including any overdue interest distributions and principal distributions with respect to each such Class of Certificates, and, to the extent permitted by applicable law, interest thereon at the applicable Remittance Rate;

           (b)  The  Monthly  Servicing  Fee,   including  any  overdue  Monthly
      Servicing Fee will (to the extent not previously retained by the Servicer) be paid to the Servicer;

           (c) The Guarantee Fee, including any overdue Guarantee Fees, to be paid to CIT (or the fees due to any Alternate Credit Enhancer will be paid to it); and

           (d) Distribution of the balance, constituting the remaining Amount Available, to the Holders of the Class R Certificates (provided that, if any amounts are due to CIT in reimbursement for Guarantee Payments or interest thereon or are due to the Alternate Credit Enhancer or are to be transferred to any account for the benefit of the Alternate Credit Enhancer, such amounts shall be so deposited or so paid prior to any distribution to the holders of the Class R Certificates).

     In the event CITSF is not the Servicer, the Monthly Servicing Fee will be paid to the Servicer prior to any distributions on the Certificates.

     To the extent that the Amount Available is not sufficient to pay to the holders of the Class A-5 Certificates all payments of interest to which such Certificateholders are entitled on such Remittance Date, as described above under "--Interest on Class A-5 Certificates", the Trustee will withdraw the amount of such deficiency from the Certificate Account from the funds, if any, which would otherwise constitute part of the Amount Available for the following Remittance Date, and distribute such amounts to the Class A-5 Certificateholders.

Servicing Compensation and Payment of Expenses

     The Servicer will be entitled to receive on each Remittance Date a Monthly Servicing Fee equal to one-twelfth of the product of 1.00% and the Pool Stated Principal Balance as of the end of the Due Period second preceding such Remittance Date (or, in the case of the first Remittance Date, the Cut-off
Date).

     The Servicer is obligated to pay certain on-going expenses associated with the Contract Pool and incurred by the Servicer in connection with its responsibilities under the Agreement. See "Description of the Certificates--Servicing--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.

Advances

     On or prior to each Determination Date, the Servicer is obligated to make Monthly Advances by depositing into the Certificate Account cash for distribution to the Holders of the Offered Certificates equal to the difference between the interest due on the Contracts at the Contract Rate on the Due Date during the related Due Period and the interest received on the Contracts during such Due Period, but only to the extent that the Servicer determines that the payments of interest not received during the related Due Period will be recoverable from future payments and collections on the Contracts. Monthly
Advances are intended to maintain a regular flow of interest to the Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on the related Contracts which represent late collections respecting which any such Monthly Advance is made. Additionally, Monthly Advances which become nonrecoverable (as described in the Agreement) will be reimbursed to the Servicer out of any funds to be deposited in the Certificate Account. Such reimbursement will be made by the Servicer deducting such amounts due to it from any payments on the Contracts which would otherwise have been deposited in the Certificate Account. Therefore, such reimbursements to the Servicer will reduce the Amount Available for distribution to Certificateholders.

Physical Damage Insurance

     The Agreement will provide that the Servicer, in accordance with its customary servicing procedures, shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Manufactured Home, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Contract or, if such insurance covers the interest of the related Obligor in the Manufactured Home, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Manufactured Home, or such lesser amount permitted by applicable law. The Servicer shall enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable contracts that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer shall obtain and advance on behalf of such Obligor, as required under the terms of the applicable Contract and the Agreement, the premiums for such insurance, with uninsured physical damage loan insurance endorsements, each insurance policy naming the Servicer as an additional insured and loss payee and issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing procedures, but in no event in an amount greater than the outstanding principal balance of the related Contract or, if such insurance covers the interest of the related Obligor in the
Manufactured Home, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Manufactured Home, or such lesser amount permitted by applicable law. The Servicer shall be required to disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law. The Servicer does not, under its customary servicing procedures, require Force-Placed Insurance when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing procedures. In accordance with such customary servicing procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Manufactured Homes that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interest of the holders of the Offered Certificates or are required by applicable law. Any portion of the principal balance of a Contract consisting of Force-Placed Insurance acquired after the Cut-off Date will not be owned by the Trust, and amounts allocable thereto will not be available for distributions to holders of the Offered Certificates. Unless otherwise designated by the Obligor, the Servicer will not allocate payments on the Contracts to Force-Placed Insurance premiums if any amount of principal or interest is due but unpaid on the Contracts. The Servicer shall not deposit payments posted with respect to such Force-Placed Insurance in the Certificate Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Contract, but has failed to make scheduled payments of such Force-Placed Insurance as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related

Contract is a Defaulted Contract; provided however, that any Net Liquidation Proceeds (as defined herein) with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to such Force-Placed Insurance.

Servicing--Hazard Insurance

     The Agreement will permit the Servicer or any affiliate of the Servicer, to the extent permitted by law, to (a) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any hazard insurance policy (whether or not such hazard insurance policy is force-placed pursuant to the provisions of any Contract), or any other insurance policy whatsoever and (b) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor. For more information relating to the requirements of the Servicer to obtain hazard insurance see "Description of the Certificates--Servicing-Hazard Insurance" in the Prospectus.

Indemnification

     The Agreement provides that the Servicer will pay, and shall indemnify, defend and hold harmless the Trustee, the Trust, and the Certificateholders from and against, any taxes that may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same. (Article X.)

     The Agreement further provides that the Servicer will indemnify, defend, and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement. (Article X.)

     The Agreement further provides that the Servicer will indemnify, defend and hold harmless from and against, and pay to the Trustee all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Agreement in accordance with the terms and conditions therein, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, gross negligence or bad faith of such the Trustee; (b) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee pursuant to the Agreement;
(c) shall arise from the Trustee's breach of any of its representations or warranties set forth in the Agreement; (d) shall be one as to which the Company is required to indemnify the Trustee or (e) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of the successor Servicer hereunder. (Article X.)

      The indemnification provided under the Agreement shall include reasonable fees and expenses of counsel in any litigation appointed by the Servicer and reasonably satisfactory to the indemnitee, provided that the Servicer shall only be required to pay the fees and expenses of one counsel in any single litigation (or related proceedings) for all indemnities; provided, however, if in the written opinion of counsel reasonably satisfactory to the Servicer, the interests of the Servicer and the Trustee conflict such that the Servicer and the Trustee may not both be represented by such counsel, upon ten days prior written notice to the Servicer, the Trustee may hire one other counsel, and the indemnification under the Agreement shall also include the reasonable fees and expenses of such other counsel. If the Servicer or the Company shall have made any indemnity payments pursuant to the Agreement and the recipient thereafter collects any of such amounts from others, the recipient will promptly repay such amounts to the Servicer and/or the Company, without interest. The indemnities under the Agreement shall survive the resignation or removal of the Trustee, or the termination of the Agreement. (Article X.)

Reports to Offered Certificateholders

     The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

               (a) the amount of such distribution to Holders of each Class of Certificates allocable to interest (including interest shortfall, if any);

               (b) the amount of such  distribution  to Holders of each Class of
          Certificates  allocable  to  principal,   separately  identifying  the
          aggregate amount of any principal prepayments included therein;

               (c) the amount of any shortfall in the Formula Principal Distribution Amount allocated to each Class of Certificateholders for such Remittance Date, as applicable;

               (d) the Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Remittance Date, as applicable;

               (e) the Pool Stated Principal Balance of the Contracts for the following Remittance Date;

               (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the amount specified in (e) and the denominator of which is the Initial Pool Principal Balance);

               (g) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days and (ii) 60 or more days;

               (h) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;

               (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date;

               (j) the amount of any Guarantee Payment made by CIT to holders of the Class B Certificates, identifying the amounts allocable to interest and principal (including all amounts distributable in respect of the Principal Liquidation Loss Amount);

               (k) the Guarantee Payment Limit after giving effect to any Guarantee Payments made on such Remittance Date;

               (l) the weighted average Contract Rate of all outstanding Contracts; and

               (m) the aggregate amount of Cram Down Losses for such Due Period.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Certificate with a 1% Percentage Interest or per $1,000 denomination of Certificate. (Section 6.05.) In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

Repurchase Option

     The Agreement provides that on any Remittance Date on which the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase for cash, upon the Company or the Servicer giving notice mailed to the Certificateholders no earlier than the 15th day and no later than the 25th day of the month next preceding the month of such final distribution, all outstanding Contracts at a price equal to the greater of (i) the sum of (A) 100% of the Stated Principal Balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (B) below as of the final Remittance Date), and (B) the fair market value of such acquired property (as determined by the Servicer on the third business day next preceding the date upon which notice of such termination is furnished to Certificateholders pursuant to the Agreement), and (ii) the aggregate fair market value (as determined by the Servicer as of the close of business on such third business day) of all of the assets of the Trust, and
(iii) the remaining Pool Stated Principal Balance as of the close of business on such third business day, plus, in each case, any unpaid interest on the Senior Certificates, any unpaid interest on the Class A-5 Certificates, and any unpaid interest on the Class B Certificates, as well as one month's interest at the applicable Contract Rate on the Stated Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed). (Section 8.03.)

Auction Sale

     Ninety days following a Remittance Date as of which the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance (and only if the Servicer and the Company have not exercised the repurchase option described above), the Trustee shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described in the Agreement, the net sale proceeds will be distributed to Certificateholders, in the same order of priority as collections received in respect of the Contracts. The Trustee, however, will not accept bids for the Contracts unless certain minimum requirements are met, including that the proceeds distributable as a result of such sale would be at least equal to 100% of the then outstanding aggregate principal balance of each class of the Offered Certificates, plus accrued interest thereon through the applicable Interest Accrual Period, plus the fair market value of the Class R Certificates. The sale of the Contracts must be for an amount no less than fair market value. If satisfactory bids are not received, the Trustee shall decline to sell the Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

Termination of the Agreement

     The Agreement will terminate upon the earlier of (i) the purchase by the Company or the Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described under "Repurchase Option" above, (ii) the sale of the Contracts as described under "--Auction Sale" above, or (iii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Senior Certificates, the Senior Principal Balance, together with any unpaid interest at the related Remittance Rate and interest for the related Interest Accrual Period at the related Remittance Rate on the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, as appropriate, (ii) as to the Class A-5 Certificates, the Class A-5 Principal Balance, together with any unpaid interest thereon at the Class A-5 Remittance Rate and interest for the related Interest Accrual Period at the Class A-5 Remittance Rate on the Class A-5 Principal Balance, (iii) as to the Class B Certificates, the Class B Principal Balance, together with any unpaid interest thereon at the Class B Remittance Rate and interest for the related Interest Accrual Period at the Class B Remittance Rate on the Class B Principal Balance, and (iv) as to the Class R Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(iv) above. (Section 12.03.)

 Amendment

     The Agreement may be amended by agreement of the Trustee, the Company and the Servicer at any time, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to make such changes as are necessary to maintain the status of the Trust as a REMIC, to add or amend any provision as required by Moody's, Standard & Poor's or any other nationally recognized statistical rating organization to maintain the rating of any of the Offered Certificates, to add such provisions or change in any manner or eliminate any provisions of the Agreement in connection with the delivery of Alternate Credit Enhancement, establish accounts for the benefit of the Alternate Credit Enhancer, grant security interests therein and provide for the investment of funds in any such account, and grant other rights to such Alternate Credit Enhancer incidental thereto, or to add other provisions not inconsistent with the Agreement upon receipt of an Opinion of Counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder. Neither the Company nor the Servicer is obligated to take any action to maintain or improve the rating given to any of the Offered Certificates. (Section 12.07.)

     The Agreement may also be amended from time to time by the Trustee, the Company and the Servicer, with the consent of the holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 51%, provided that no such amendment shall (i) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (ii) reduce the aforesaid percentages of Certificateholders required for any amendment of the Agreement, without the unanimous consent of the Certificateholders, (iii) result in the disqualification of the Trust as a REMIC under the Code or adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, or cause any tax to be imposed on the Trust or (iv) adversely affect in any material respect the interest of the Class R Certificateholders without the unanimous written consent of the Class R Certificateholders. (Section 12.07.)

     The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Company, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement to maintain the qualification of the Trust as a REMIC under the Code and under relevant state and local law or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (A) an Opinion of Counsel is delivered to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (B) such amendment shall not materially adversely affect the interests of any Certificateholder or prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code.

     The Trustee is required under the Agreement to furnish Certificateholders affected thereby with notice promptly upon execution of any amendment to the Agreement pursuant to the second preceding paragraph. (Section 12.07.)

The Trustee

     Harris Trust and Savings Bank (the "Trustee") has its corporate trust offices at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606.

     The Agreement requires the Trustee to maintain, at its own expense, an office or agency in New York where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof, the Trustee's offices for such purposes are located at 430 Park Avenue, 14th Floor, New York, New York 10022. The Trustee will promptly give written notice to the Certificateholders of any change thereof. (Section 12.02.)

                    REGISTRATION OF THE OFFERED CERTIFICATES

     The Offered Certificates will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Offered Certificates may do so only through Participants (unless and until Definitive Senior Certificates, Definitive Class A-5 Certificates, or Definitive Class B Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, as the case may be, except under the limited circumstances described below.

     Unless and until Definitive Senior Certificates, Definitive Class A-5 Certificates, or Definitive Class B Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement and will not receive reports or payments directly from the Trustee or the Servicer. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants with whom Certificate Owners have accounts with respect to the Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Senior Certificates, Class A-5 Certificates, and Class B Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Senior Certificates", "Definitive Class A-5 Certificates", and "Definitive Class B Certificates"), respectively, only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Offered Certificates, respectively, and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Senior Certificates, Definitive Class A-5 Certificates, or Definitive Class B Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered Holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Company and the Trustee that, unless and until Definitive Senior Certificates, Definitive Class A-5 Certificates, and Definitive Class B Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Offered Certificates, respectively, are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Offered Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Offered Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates, respectively.

     Issuance of the Offered Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of Offered Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Offered Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions. Furthermore, if the Certificates are in book-entry form, the statements furnished by the Servicer with each distribution to the Certificateholders as described herein will be delivered to DTC as opposed to the Certificate Owners.

                                 USE OF PROCEEDS

     The Company will sell the Contracts to the Trust concurrently with the sale of the Offered Certificates and the net proceeds from the sale of the Offered Certificates will be applied by the Trustee to the purchase of the Contracts, to the payment of certain expenses connected with pooling the Contracts and issuing the Certificates. Such net proceeds less the payment of such expenses will (together with the Class R Certificates retained by the Company or its affiliates) represent the purchase price paid by the Trust to the Company for the sale of the Contracts to the Trust. Such amount will be determined as a result of the pricing of the Offered Certificates, through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Contracts will be added to the Company's general funds and will be available for general corporate purposes, including the purchase of new
manufactured   housing   installment   sales  contracts  and  installment   loan
agreements.

                              ERISA CONSIDERATIONS

     The  following  information  supplements,  and to the  extent  inconsistent
therewith   supersedes,   the   information  in  the  Prospectus   under  "ERISA
Considerations".

Senior Certificates

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     The U.S. Department of Labor ("DOL") has granted an administrative exemption to CS First Boston Corporation (formerly First Boston Corporation) (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,597 (1989)) and any member of CS First Boston Corporation's underwriting syndicate (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding, and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Senior Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, L.P.;

          (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Company believes that the Exemption will apply to the acquisition and holding of Senior Certificates sold by the Underwriter and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

     Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

Class A-5  and Class B Certificates

     An interest in the Class A-5 or Class B Certificates may not be acquired by
(a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (other than an insurance company purchasing such certificates for its general accounts). By its acceptance of a Class A-5 or Class B Certificate or its acquisition of an interest in a Class A-5 or Class B Certificate through a Participant or DTC, each Class A-5 or Class B Certificateholder or Class A-5 or Class B Certificateowner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Certain Federal Income Tax Considerations".

Original Issue Discount

     The Offered Certificates bear interest at the Remittance Rate, which is the lower of a specified fixed rate for each class of Certificates and the Net
Contract Rate. It is generally anticipated that the Remittance Rate for each class of Offered Certificates will be determined based upon the fixed rate specified herein.

     In the absence of authority to the contrary, the Company intends to treat payments of interest at the Remittance Rate as payments of qualified stated interest for purposes of determining whether the Offered Certificates are issued with original issue discount. Treasury Regulations were proposed on December 16, 1994 which address the treatment of debt instruments with contingent payments (the "Proposed Contingent Payment Regulations") and which supersede the previously proposed regulations dealing with contingent payments described in the Prospectus under "Certain Federal Income Tax Consequences -- REMIC Series -- Variable Rate Regular Certificates". The Proposed Contingent Payment Regulations state that they do not apply to REMIC regular interests. Thus, there is currently no guidance under the Code or Treasury Regulations with respect to the treatment of contingent payments on REMIC regular interests for purposes of applying the original issue discount rules.

     If payments of interest at the Remittance Rate were not treated as payments of qualified stated interest, such interest would be treated as issued with original issue discount on the Offered Certificates. As a result, a holder of an Offered Certificate, instead of including in income interest on an accrual basis, would be required to a account for all interest on the Offered Certificates, including any amounts that would otherwise be treated as a de minimis original issue discount, as original issue discount, which generally accrues on a daily basis under a constant yield method that takes into account the compounding of interest, prepayments and a prepayment assumption.

     The Company intends to treat the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates as issued with de minimis original issue discount. The Company intends to treat the Class A-5 Certificates and Class B Certificates as issued with no original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes is 150% of the MH Prepayment Model.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Senior Certificates and the Class A-5 Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in that Act. However, the Class B Certificates will not constitute "mortgage related securities" under SMMEA and, as such, will not be "legal investments" for certain types of institutional investors to the extent provided in that Act. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

     The Company makes no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. See "Legal Investment Considerations" in the Prospectus.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated November , 1995 (the "Underwriting Agreement"), among CIT, CITSF, the Company and the Underwriters, the Company has agreed to sell and the Underwriters have agreed to purchase the respective principal amounts of Offered Certificates upon issuance, as set forth opposite their names below:

                                        Class A-1      Class A-2     Class A-3
   Underwriter                        Certificates   Certificates   Certificates
   -----------                        ------------   ------------   ------------
CS First Boston Corporation ........  $              $              $
Morgan Stanley & Co. Incorporated ..
                                      -----------    -----------    ------------
     Total .........................  $              $              $
                                      ===========    ===========    ============



                                        Class A-4      Class A-5      Class B
   Underwriter                         Certificates  Certificates   Certificates
   -----------                         ------------  ------------   ------------
CS First Boston Corporation ........  $              $              $
Morgan Stanley & Co. Incorporated ..
                                      -----------    -----------    ------------
     Total .........................  $              $              $
                                      ===========    ===========    ============

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all such Offered Certificates if any are purchased.

     The Company has been advised by the Underwriters that the Underwriters propose to offer the Offered Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not to exceed % of the Original Class A-1 Principal Balance, % of the Original Class A-2 Principal Balance, % of the Original Class A-3 Principal Balance, % of the Original Class A-4 Principal Balance, % of the Original Class A-5 Principal Balance and % of the Original Class B Principal Balance; that the Underwriters and such dealers may allow a discount of % of the Original Class A-1 Principal Balance, % of the Original Class A-2 Principal Balance, % of the Original Class A-3 Principal Balance, % of the Original Class A-4 Principal Balance,
   % of the Original Class A-5 Principal Balance and % of the Original Class B Principal Balance on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

     The Certificates have no established trading market. The Underwriters have advised the Company that they intend to act as market makers for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     CITSF and CIT have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel, New York, New York, and for the Underwriters by Stroock & Stroock & Lavan, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Schulte Roth & Zabel. Paul N. Roth, a director of CIT, is a partner of Schulte Roth & Zabel.

                                     ANNEX A

                               PRICE/YIELD TABLES

     The tables set forth below show the weighted average life, first principal payment date, last principal payment date and the yield at various assumed offering prices of each Class of Offered Certificates under various prepayment scenarios. The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of November 21, 1995 to equal the assumed purchase prices and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which Certificateholders may be able to reinvest funds received by them as reductions of the Principal Balance on such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. None of the prices in the tables take into account any accrued interest that may be payable in excess of the stated offering or purchase prices. The tables below indicate the weighted average life, first principal payment date, last principal payment date and yield to maturity of Class A-1, Class A-2, Class A-3 and Class A-5 and yield to the Repurchase Option of Class A-4 and Class B assuming that the Contracts prepay at the percentage indicated therein.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MH Prepayment Model set forth in the table; (ii) either the Servicer or the Company exercises the Repurchase Option described above; (iii) the Contracts have been grouped into 7 pools having the characteristics as of the Cut-off Date set forth in the table entitled "Assumed Contract Characteristics" below; (iv) the Class A-1 Certificates initially represent $36,263,000 of the Cut-off Date Pool Principal Balance and will have a Class A-1 Remittance Rate of 5.50%, the Class A-2 Certificates initially represent $35,456,000 of the Cut-off Date Pool Principal Balance and will have a Class A-2 Remittance Rate of 6.00%, the Class A-3 Certificates initially represent $24,434,000 of the Cut-off Date Pool Principal Balance and will have a Class A-3 Remittance Rate of 6.25%, the Class A-4 Certificates initially represent $65,200,000 of the Cut-off Date Pool Principal Balance and will have a Class A-4 Remittance Rate of 7.00%, and the Class A-5 Certificates initially represent $15,936,000 of the Cut-off Date Pool Principal Balance and will have a Class A-5 Remittance Rate of 6.90%; the Class B Certificates initially represents $21,912,194 of the Cut-off Date Pool Principal Balance and will have a Class B Remittance Rate of 7.30%; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the Offered Certificates on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter), commencing on December 15, 1995; (viii) the Offered Certificates are issued on November 21, 1995.



                        Assumed Contract Characteristics

                                                                  Original       Remaining Term
                          Current                                  Term to         to Maturity
Pool                 Principal Balance      Contract Rate      Maturity (Months)     (Months)
----                 -----------------      ------------       ----------------   --------------
  1 ..........         $   346,216              10.84%                  58              55
  2 ..........             906,548               9.62                   84              82
  3 ..........           3,787,140              10.55                  119             117
  4 ..........          23,283,965              10.60                  178             176
  5 ..........         102,522,542              10.36                  240             238
  6 ..........          47,075,459               9.83                  300             298
  7 ..........          21,279,325               9.49                  360             358
                      ------------              -----                  ---             ---
    Total ....        $199,201,195              10.17%                 256             254
                      ============              =====                  ===             ===

     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Principal Balances outstanding and the weighted average life of each Class of the Offered Certificates set forth in the tables. In addition, since the actual Contracts and the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on each of the Offered Certificates may be made earlier or later than as indicated in the tables.

     The following information is given solely to illustrate the yield to maturity for each Class of the Offered Certificates at various assumed offering prices with respect to each such Class of Certificates under the stated assumptions and is not a prediction of the actual yield to maturity or yield to the Repurchase Option of any Class of the Offered Certificates.

     No representation is made that the Contracts will not experience delinquencies, or that losses will not be experienced at the rate assumed herein or at any other rate and in fact historically there have been delinquencies and losses. This Annex A should be read in conjunction with the information set forth in "Yield and Prepayment Considerations" in the Prospectus Supplement and "Yield Considerations" in the Prospectus.


                   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date
                                    and Yield to Maturity of Class A-1 Certificates
                                    at Various Assumed Prices and Percentages of MHP

                                             MHP Prepayment Assumption
                                --------------------------------------------------
Price (%)                       75%       100%         150%       200%         300%
---------                       ---       ----         ----       ----         ----
                               1.73       1.45         1.10       0.89         0.65      Weighted Average Life (years)
                              12/95      12/95        12/95      12/95        12/95       First Principal Payment Date
                               3/99       8/98        12/97       8/97         2/97        Last Principal Payment Date

    99.00                      6.25       6.37         6.59       6.81         7.26               Yield to Maturity(%)
    99.25                      6.09       6.18         6.35       6.51         6.84               Yield to Maturity(%)
    99.50                      5.93       5.99         6.10       6.21         6.43               Yield to Maturity(%)
    99.75                      5.77       5.80         5.86       5.91         6.02               Yield to Maturity(%)
   100.00                      5.61       5.61         5.61       5.61         5.61               Yield to Maturity(%)
   100.25                      5.46       5.43         5.37       5.32         5.21               Yield to Maturity(%)
   100.50                      5.30       5.24         5.13       5.02         4.81               Yield to Maturity(%)
   100.75                      5.14       5.06         4.89       4.73         4.41               Yield to Maturity(%)
   101.00                      4.99       4.88         4.65       4.44         4.01               Yield to Maturity(%)


                    Weighted Average Life, First Principal Payment Date, Last Principal Payment Date
                                    and Yield to Maturity of Class A-2 Certificates
                                    at Various Assumed Prices and Percentages of MHP

                                             MHP Prepayment Assumption
                                --------------------------------------------------
Price (%)                       75%       100%         150%       200%         300%
---------                       ---       ----         ----       ----         ----
                               4.92       4.12         3.10       2.49         1.81      Weighted Average Life (years)
                               3/99       8/98        12/97       8/97         2/97       First Principal Payment Date
                               6/02       6/01         1/00       3/99         4/98        Last Principal Payment Date

    99.00                      6.32       6.36         6.44       6.52         6.68               Yield to Maturity(%)
    99.25                      6.26       6.29         6.35       6.41         6.53               Yield to Maturity(%)
    99.50                      6.20       6.22         6.26       6.30         6.38               Yield to Maturity(%)
    99.75                      6.14       6.15         6.17       6.19         6.23               Yield to Maturity(%)
   100.00                      6.08       6.08         6.08       6.08         6.08               Yield to Maturity(%)
   100.25                      6.02       6.00         5.98       5.96         5.93               Yield to Maturity(%)
   100.50                      5.95       5.93         5.89       5.85         5.78               Yield to Maturity(%)
   100.75                      5.89       5.86         5.80       5.74         5.63               Yield to Maturity(%)
   101.00                      5.83       5.79         5.71       5.63         5.48               Yield to Maturity(%)


                    Weighted Average Life, First Principal Payment Date, Last Principal Payment Date
                                    and Yield to Maturity of Class A-3 Certificates
                                    at Various Assumed Prices and Percentages of MHP

                                             MHP Prepayment Assumption
                                --------------------------------------------------
Price (%)                       75%       100%         150%       200%         300%
---------                       ---       ----         ----       ----         ----
                               7.88       6.70         5.10       4.02         2.86      Weighted Average Life (years)
                               6/02       6/01         1/00       3/99         4/98       First Principal Payment Date
                               5/05       2/04         3/02       9/00         4/99        Last Principal Payment Date

    99.00                      6.50       6.52         6.57       6.62         6.73               Yield to Maturity(%)
    99.25                      6.46       6.47         6.51       6.55         6.63               Yield to Maturity(%)
    99.50                      6.42       6.43         6.45       6.48         6.53               Yield to Maturity(%)
    99.75                      6.37       6.38         6.39       6.40         6.43               Yield to Maturity(%)
   100.00                      6.33       6.33         6.33       6.33         6.33               Yield to Maturity(%)
   100.25                      6.29       6.29         6.27       6.26         6.23               Yield to Maturity(%)
   100.50                      6.25       6.24         6.21       6.19         6.14               Yield to Maturity(%)
   100.75                      6.21       6.19         6.16       6.12         6.04               Yield to Maturity(%)
   101.00                      6.17       6.14         6.10       6.04         5.94               Yield to Maturity(%)


                    Weighted Average Life, First Principal Payment Date, Last Principal Payment Date
                                and Yield to Repurchase Option of Class A-4 Certificates
                                    at Various Assumed Prices and Percentages of MHP

                                             MHP Prepayment Assumption
                                --------------------------------------------------
Price (%)                       75%       100%         150%       200%         300%
---------                       ---       ----         ----       ----         ----
                              14.99      13.73        11.46       9.44         6.33      Weighted Average Life (years)
                               5/05       2/04         3/02       9/00         4/99       First Principal Payment Date
                              11/14      12/13        10/11       8/09         3/06        Last Principal Payment Date

    99.00                      7.22       7.22         7.24       7.26         7.31      Yield to Repurchase Option(%)
    99.25                      7.19       7.19         7.20       7.22         7.26      Yield to Repurchase Option(%)
    99.50                      7.16       7.16         7.17       7.18         7.21      Yield to Repurchase Option(%)
    99.75                      7.13       7.13         7.14       7.14         7.15      Yield to Repurchase Option(%)
   100.00                      7.10       7.10         7.10       7.10         7.10      Yield to Repurchase Option(%)
   100.25                      7.07       7.07         7.07       7.06         7.05      Yield to Repurchase Option(%)
   100.50                      7.05       7.04         7.04       7.03         7.00      Yield to Repurchase Option(%)
   100.75                      7.02       7.01         7.00       6.99         6.95      Yield to Repurchase Option(%)
   101.00                      6.99       6.98         6.97       6.95         6.90      Yield to Repurchase Option(%)



                    Weighted Average Life, First Principal Payment Date, Last Principal Payment Date
                                    and Yield to Maturity of Class A-5 Certificates
                                    at Various Assumed Prices and Percentages of MHP

                                             MHP Prepayment Assumption
                                --------------------------------------------------
Price (%)                       75%       100%         150%       200%         300%
---------                       ---       ----         ----       ----         ----
                              10.43       9.09         7.03       6.08         5.61      Weighted Average Life (years)
                              11/03       9/02         1/01       6/00         6/00       First Principal Payment Date
                              12/08       7/07         2/05      10/03        10/02        Last Principal Payment Date

    99.00                      7.14       7.15         7.19       7.21         7.22                Yield to Maturity(%)
    99.25                      7.11       7.12         7.14       7.16         7.17                Yield to Maturity(%)
    99.50                      7.07       7.08         7.09       7.10         7.11                Yield to Maturity(%)
    99.75                      7.03       7.04         7.05       7.05         7.06                Yield to Maturity(%)
   100.00                      7.00       7.00         7.00       7.00         7.00                Yield to Maturity(%)
   100.25                      6.97       6.96         6.95       6.95         6.94                Yield to Maturity(%)
   100.50                      6.93       6.92         6.91       6.90         6.89                Yield to Maturity(%)
   100.75                      6.90       6.89         6.86       6.84         6.83                Yield to Maturity(%)
   101.00                      6.86       6.85         6.81       6.79         6.78                Yield to Maturity(%)

                   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date
                                 and Yield to Repurchase Option of Class B Certificates
                                    at Various Assumed Prices and Percentages of MHP

                                             MHP Prepayment Assumption
                                --------------------------------------------------
Price (%)                       75%       100%         150%       200%         300%
---------                       ---       ----         ----       ----         ----
                              16.82      15.65        13.28      11.49         9.22      Weighted Average Life (years)
                              12/08       7/07         2/05      10/03        10/02       First Principal Payment Date
                              11/14      12/13        10/11       8/09         3/06        Last Principal Payment Date

    99.00                      7.52       7.52         7.54       7.55         7.57      Yield to Repurchase Option(%)
    99.25                      7.49       7.50         7.50       7.51         7.53      Yield to Repurchase Option(%)
    99.50                      7.47       7.47         7.47       7.48         7.49      Yield to Repurchase Option(%)
    99.75                      7.44       7.44         7.44       7.45         7.45      Yield to Repurchase Option(%)
   100.00                      7.41       7.41         7.41       7.41         7.41      Yield to Repurchase Option(%)
   100.25                      7.39       7.38         7.38       7.38         7.37      Yield to Repurchase Option(%)
   100.50                      7.36       7.36         7.35       7.35         7.33      Yield to Repurchase Option(%)
   100.75                      7.33       7.33         7.32       7.31         7.30      Yield to Repurchase Option(%)
   101.00                      7.31       7.30         7.29       7.28         7.26      Yield to Repurchase Option(%)

--------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized to give any information or make any representations not contained in this Prospectus Supplement or the Prospectus and if given or made, such information or representation may not be relied upon as having been authorized by the Company, CITSF or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy the Senior Certificates, the Class A-4 Certificates, the Class A-5 Certificates or the Class B Certificates in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                                                                           Page
                                                                           ----
Summary of Terms .....................................................      S-4
Risk Factors .........................................................     S-22
Structure of the Transaction .........................................     S-26
The Contract Pool ....................................................     S-26
Yield and Prepayment Considerations ..................................     S-35
Description of the Certificates ......................................     S-43
Registration of the Offered Certificates .............................     S-60
Use of Proceeds ......................................................     S-61
ERISA Considerations .................................................     S-61
Certain Federal Income Tax Considerations ............................     S-63
Legal Investment Considerations ......................................     S-63
Underwriting .........................................................     S-64
Legal Matters ........................................................     S-64
Annex A ..............................................................      A-1

                                   PROSPECTUS

Reports to Certificateholders ........................................        2
Additional Information ...............................................        2
Documents Incorporated by Reference ..................................        3
Summary of Terms .....................................................        4
Special Considerations ...............................................       10
The Trust ............................................................       11
Use of Proceeds ......................................................       13
The CIT Group Securitization Corporation II, Seller ..................       13
The CIT Group/Sales Financing, Inc., Servicer ........................       14
Yield Considerations .................................................       17
Maturity and Prepayment Considerations ...............................       17
CIT ..................................................................       18
Description of the Certificates ......................................       18
Description of FHA Insurance and VA Guarantees .......................       33
Certain Legal Aspects of the Contracts ...............................       34
ERISA Considerations .................................................       40
Certain Federal Income Tax Consequences ..............................       41
Legal Investment Considerations ......................................       53
Ratings ..............................................................       53
Underwriting .........................................................       54
Legal Matters ........................................................       55
Experts ..............................................................       55
Index of Defined Terms ...............................................       56
Glossary .............................................................       57

                                   ----------

Until ______, 199_ (90 days after the commencement of the offering), all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                          The CIT Group Securitization
                             Corporation II, Seller
                 (The CIT Group/Sales Financing, Inc., Servicer)





                           $199,201,194 (Approximate)


                          Manufactured Housing Contract
                         Senior/Subordinate Pass-Through
                           Certificates, Series 1995-2













                              PROSPECTUS SUPPLEMENT







                                 CS First Boston

                              Morgan Stanley & Co.
                                  Incorporated




--------------------------------------------------------------------------------